     As filed with the Securities and Exchange Commission on January _, 2003
                                                            Registration No. []
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         VENTURES-NATIONAL INCORPORATED
              (Exact name of Small Business Issuer in its charter)


               Utah                                        3672                                     87-0433444
   (State or other jurisdiction                (Primary Standard Industrial                      (I.R.S. Employer
of incorporation or organization)               Classification Code Number)                     Identification No.)

                               1855 Norman Avenue
                       Santa Clara, California 95054-2029
    (Address, including zip code, and telephone number, including area code, of registrant's principal place of business)

                          ---------------------------

                                  Louis George
                         Ventures-National Incorporated
                               1855 Norman Avenue
                       Santa Clara, California 95054-2029
                                 (408)727-7513
 (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                          ---------------------------

                                    Copy to:
                              Robert Steven Brown
                               Reitler Brown LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                           (212) 371-5500 (Telecopy)


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the "Securities Act") check the following box: |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

===============================================================================

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed
  Title of each class of                             Maximum              Proposed Maximum
    securities to be          Amount to be       Offering Price             Aggregate                      Amount of
        registered             Registered        Per Share (1)           Offering Price (1)             Registration Fee
  ----------------------      ------------       --------------          ------------------             ----------------
  Common Stock,                3,409,987              $2.50                  $8,524,968                      $2,131
  $0.001 par value               shares
  ----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
===============================================================================

Subject to completion
Dated January ___, 2003

PRELIMINARY PROSPECTUS

                                3,409,987 Shares

                         VENTURES-NATIONAL INCORPORATED

                                  Common Stock

                           -------------------------

         This prospectus relates to the resale of up to 3,011,234 shares of common stock and 398,753 shares of common stock underlying warrants of Ventures-National Incorporated by certain selling stockholders identified in this prospectus. All of the shares, when sold will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

         Our shares are quoted on the OTC Bulletin Board, the symbol is TTGH. Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002 there was no "public market" for shares of our Common Stock.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 6.
                            -------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                          -----------------------------

                                January [ ], 2003


The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY............................................................1

RISK FACTORS..................................................................6

DILUTION.....................................................................17

CAPITALIZATION...............................................................17

USE OF PROCEEDS..............................................................19

DETERMINATION OF OFFERING PRICE..............................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................20

DESCRIPTION OF BUSINESS......................................................28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT EMPLOYEES AND
CONTROL PERSONS..............................................................35

EXECUTIVE COMPENSATION.......................................................38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.........................41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............42

SELLING SECURITY HOLDERS.....................................................43

PLAN OF DISTRIBUTION.........................................................46

LEGAL PROCEEDINGS............................................................47

LEGAL MATTERS................................................................47

EXPERTS......................................................................47

DESCRIPTION OF SECURITIES....................................................49

ORGANIZATION WITHIN THE LAST FIVE YEARS......................................51

DESCRIPTION OF PROPERTY......................................................54

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................55

INDEX TO FINANCIAL STATEMENTS...............................................F-1

INFORMATION NOT REQUIRED IN PROSPECTUS.....................................II-1

INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................II-1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION................................II-1

EXHIBITS...................................................................II-5

UNDERTAKINGS...............................................................II-8

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding our plans and objectives for the future. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based on a successful execution of our business strategy and is based upon a number of assumptions, including that there will be no unanticipated material adverse change in our operations or business. These assumptions involve judgments with respect to, among other things, future economic, political, competitive, and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could prove inaccurate. The forward-looking statements included in this Prospectus may prove to be inaccurate. In light of the significant uncertainties inherent in these forward-looking statements, these statements should not be regarded as representations by us or any other person that we will achieve our objectives and plans.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the consolidated financial statements and the related notes beginning on page F-1. Unless otherwise described therein, or unless the context otherwise requires, references to "the Company" "Titan", "it", "we", "our" or "its", refer to the Company, together with its subsidiaries and affiliates, and their respective predecessors.

         We are a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly through our wholly-owned subsidiary Titan EMS, Inc. ("Titan") which we acquired through a merger on August 30, 2002. We provide time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten their time-to-market cycle time throughout their product's research and development phase as well as their product's introduction and ramp-up phase, thus increasing their competitive position. Our focus is on high quality niche printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 10 day lead times at a value-added price.

         We incorporated in Utah in 1985 for the purpose of seeking potential business enterprises. In 1987, we acquired the business operations of Woroner Technology and engaged in the manufacturing and sale of products in military and consumer markets until 1990, when these operations were discontinued. After 1990, we were largely inactive until August 30, 2002 when we acquired the business operations of Titan through the issuance of 6,880,490 shares of common stock which at the time represented approximately 81% of our outstanding common stock.

         Beginning in 2001, Titan, through its predecessor SVPC Partners LLC, a Delaware limited liability company that commenced its operations in July 2001 ("SVPC"), began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of Circuit Systems, Inc. ("CSI") pursuant to a combined approved bankruptcy court sale. After acquiring SVPC Circuit Systems, Inc. and certain assets of CSI, Titan acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc. On August 6, 2002, Titan acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         On January 9, 2003, we closed a private placement (the "Private Placement") offering of 2,791,234 shares of common stock at a purchase price of $0.75 per share for aggregate proceeds of $2,093,426. We are registering under this registration statement the shares of common stock sold in the Private Placement.

         We are able to produce high technology printed circuit boards with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Our printed circuit boards are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

         We are in the process of relocating and upgrading Titan's current printed circuit board plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. At this facility, we expect to have the capacity to produce approximately 2,500 manufacturing panels of printed circuit boards per week.

         Our customers include printed circuit board design companies, original equipment manufacturers and contract manufacturers that serve the rapidly changing electronics industry. Our current customers come from several different industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication and bio-medical industries.

         Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase. Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. We market our services through 6 direct and 3 independent sales representatives, supervised by our Vice-President of Sales. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our direct and independent sales representatives.

         The primary raw materials used in our manufacture of printed circuit boards include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

         The printed circuit board industry is highly fragmented and characterized by intense competition. Our principal competitors include: DDI, Cirrexx, Harbor, Sanmina and Tyco.

         We believe we compete favorably on the following competitive factors:

         o        competitive pricing;

         o capability and flexibility to produce customized complex products;

         o        ability to offer time-to-market capabilities;

         o ability to offer time sensitive printed circuit board manufacturing capabilities;

         o        consistently high-quality product; and

         o        outstanding customer service.

         In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture printed circuit boards using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths have a competitive advantage over manufacturers who do not possess these technological capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing and making obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

         As of August 31, 2002, we had 63 employees, none of whom were represented by unions. Of these employees, 52 were involved in manufacturing and engineering, 5 worked in sales and marketing and 6 worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees.

         Our corporate offices and operations are located at 1855 Norman Avenue, Santa Clara, California 95054-2029. Our telephone number is (408) 727-7513. We have one wholly-owned subsidiary, Titan EMS, Inc., which maintains business officers at our principal business office in Santa Clara, California.

                                  The Offering

Selling stockholders are offering for resale up to 3,409,987 shares of our common stock which they currently own. The Company will not be involved in the offer or sale of these shares other than registering such shares for resale pursuant to this prospectus. The Company will not receive any proceeds from the sale of any of the shares of common stock being registered under this prospectus.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TTGH."


Common Stock Offered by the Selling Stockholders.............    Up to an aggregate of 3,011,234 shares of common
                                                                 stock.

Warrants Offered by the Selling Stockholders.................    Up to an aggregate of 398,753 shares of common stock
                                                                 underlying warrants held by Selling Stockholders

Common Stock Outstanding at
the Date of this Prospectus..................................    12,849,797 shares

OTC Bulletin Board
Trading Symbol...............................................    TTGH


Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

                                 ---------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                   Summary Consolidated Financial Information

         The following table sets forth selected statement of operations data for the three month periods ended November 30, 2002 and 2001 and the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of November 30, 2002 and August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

Statement of Operations Data:


                                                     Three months         Three months        For the Fiscal        From inception
                                                    ended November       ended November         Year ended       (March 27, 2001) to
                                                      30, 2002              30, 2001          August 31, 2002      August 31, 2001
                                                    --------------       --------------       ---------------    ------------------
Net sales .................................          $ 2,077,169           $ 1,978,097           $ 8,321,292        $   883,487
Operating income (loss) ...................           (1,056,355)             (228,880)           (1,272,481)            50,327
Provision for income taxes ................                   --                    --                    --                 --
Net income (loss) .........................          $(1,112,698)          $  (343,229)          $(1,730,801)       $    22,250


Net income (loss) per share ...............          $     (0.15)          $     (0.43)          $     (0.26)       $      0.00


Shares used in computation of net
income (loss) per share ...................            7,428,163               800,000             6,615,598          6,600,000


Balance Sheet Data:


                                                        As of                  As of
                                                  November 30, 2002       August 31, 2002
                                                  -----------------       ---------------
Cash......................................              $477,318               $76,707
Working capital deficit(1)................            (2,481,713)           (2,733,403)
Total assets..............................             4,770,192             4,395,960
Total current liabilities.................             4,532,075             4,460,121
Long-term debt, less current portion......               378,620               455,696
Total stockholders' equity (deficit)......             $(140,503)            $(519,857)



(1) Defined as total current assets minus total current liabilities.

                                  RISK FACTORS

         If any of the risks described below materialize, the value of our common stock could be adversely affected.

Considerations and Risks Relating to Our Business and the Company

We have a limited operating history.

         We were incorporated in 1985 had no material operations between 1990 and early 2000. We recommenced our development stage in early 2000, and had no material operations from such time until the Merger. Titan's predecessor, SVPC Partners, LLC, commenced its operations in July 2001. Accordingly, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the printed circuit board industry. Such risks include the following:

o        competition;

o        need for increased acceptance of products;

o        ability to continue to develop and extend our brand identity;

o        ability to anticipate and adapt to a competitive market;

o        ability to effectively manage rapidly expanding operations;

o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

o        ability to provide superior customer service; and

o        dependence upon key personnel.

         We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations could be materially and adversely affected. Information regarding all our past operations prior to the Merger can be found in our reports/registration statements that have been previously filed with the Securities and Exchange Commission.

We do not have a history of profitability and, consequently, cannot predict whether we will ever reach profitability.

         Since recommencing our development stage activities, and Titan EMS, Inc., since inception, have not generated profits. Moreover, we will need to increase significantly our operating expenses to implement our business plan. As a result of the foregoing factors, we could incur significant losses on a quarterly and annual basis for the foreseeable future. Our ability to generate revenue and profits in the long term will depend primarily upon the successful implementation of our business plan. No assurance can be given that we will be successful in implementing our business plan or that we will generate sufficient revenue to achieve profitability.

         If the anticipated cash generated by our operations are insufficient to fund requirements and losses, we will need to obtain additional funds. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We believe that we will require additional financing to implement our business plan.

         We anticipate that we will require additional financing in order to implement our business plan. Such financing may be in the form of equity, debt or bank financing. Particularly in light of our limited operating history, there can be no assurance that we will be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of such events, our business, prospects, financial condition, and results of operations would be materially and adversely affected. As a result of any such financing, the holders of our Common Stock may experience substantial dilution.

Fluctuations in operating results may affect our stock price.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include: (i) the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies; (ii) our introduction of new products or services or by our competitors; (iii) pricing changes in the printed circuit board manufacturing or assembly industries; (iv) technical difficulties with respect to the use of our products; (v) regulatory changes; and (vi) general economic conditions and economic conditions specific to the printed circuit board manufacturing industry. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We do not expect to pay cash dividends in the foreseeable future.

         We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

We are heavily dependent upon the electronics industry, and excess capacity or decreased demand for products produced by this industry could result in increased price competition as well as a decrease in our gross margins and unit volume sales.

         Our business is heavily dependent on the electronics industry. A majority of our revenue are generated from the networking, high-end computing and computer peripherals segments of the electronics industry, which is characterized by intense competition, relatively short product life-cycles and significant fluctuations in product demand. Furthermore, these segments are subject to economic cycles and have experienced in the past, and are likely to experience in the future, recessionary periods. A recession or any other event leading to excess capacity or a downturn in these segments of the electronics industry could result in intensified price competition, a decrease in our gross margins and unit volume sales and materially affect our business, prospects, financial condition and results of operations.

If we are unable to respond to rapid technological change and process development, we may not be able to compete effectively.

         The market for our products is characterized by rapidly changing technology and continual implementation of new production processes. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products that meet changing customer needs and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. We expect that the investment necessary to maintain our technological position will increase as customers make demands for products and services requiring more advanced technology on a quicker turnaround basis. We may not be able to borrow additional funds in order to respond to technological changes as quickly as our competitors. In addition, the printed circuit board industry could encounter competition from new or revised manufacturing and production technologies that render existing manufacturing and production technology less competitive or obsolete. We may not respond effectively to the technological requirements of the changing market. If we need new technologies and equipment to remain competitive, the development, acquisition and implementation of those technologies and equipment may require us to make significant capital investments. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We are dependent upon a small number of customers for a large portion of our net sales, and a decline in sales to major customers could materially adversely affect our results of operations.

         A relatively small number of customers are responsible for a significant portion of our net sales. For the year and quarter ended August 31, 2002 and November 30, 2002 ten customers accounted for 41% and 39% of our revenue, respectively. Our principal customers may not continue to purchase products from us at past levels and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the electronics industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. In addition, we generate significant accounts receivable in connection with providing services to our customers. If one or more of our significant customers were to become insolvent or were otherwise unable to pay for the services provided by us, our business, prospects, financial condition and results of operations will be materially and adversely affected.

Our results of operations are subject to fluctuations and seasonality, and because many of our operating costs are fixed, even small revenue shortfalls would materially decrease our gross margins.

         Our results of operations vary for a variety of reasons, including:

o        timing of orders from and shipments to major customers;

o        the levels at which we utilize our manufacturing capacity;

o        changes in the pricing of our products or those of our competitors;

o changes in our mix of revenue generated from quick-turn versus standard lead time production;

o        expenditures or write-offs related to acquisitions; and

o        expenses relating to expanding the existing manufacturing facility.

         A significant portion of our operating expenses is relatively fixed in nature and planned expenditures are based in part on anticipated orders. Accordingly, even a relatively small revenue shortfall would materially decrease our gross margins. In addition, depending on the patterns in the capital budgeting and purchasing cycles of our customers and our end-markets served and the seasonality of the computer industry generally, our sales may be subject to seasonal fluctuation. Such seasonal trends may cause fluctuations in our quarterly operating results in the future. Results of operations in any period should not be considered indicative of the results to be expected for any future period. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of investors. If this occurs, our ability to raise future equity financing from existing or new investors may be materially adversely impacted.

Because we sell on a purchase order basis, we are subject to uncertainties and variability in demand by our customers, which could decrease revenue and materially adversely affect our operating results.

         We sell to customers on a purchase order basis rather than pursuant to long-term contracts and, consequently, our net sales are subject to short-term variability in demand by our customers. Customers submitting a purchase order may cancel, reduce or delay their order for a variety of reasons. The level and timing of orders placed by our customers vary due to:

o        customer attempts to manage inventory;

o changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of printed circuit board manufacturers used or to manufacture their own products internally; and

o        variation in demand for our customers' products.

         Significant or numerous terminations, reductions or delays in our customers' orders could materially adversely impact our operating results. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations will be materially and adversely affected.

Our indebtedness could adversely affect our financial condition and the restrictions imposed by the terms of debt instruments may severely limit our ability to plan for or respond to changes in our business.

     As of November 30, 2002, the total amount outstanding under our credit facility ($1.2 million maximum available credit line) was $936,171, with no amounts available under our existing credit facility for future borrowings.

     Our level of debt could have negative consequences. For example, it could:

o require us to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

o increase our vulnerability to adverse general economic conditions by making it more difficult to borrow additional funds to maintain our operations if we suffer revenue shortfalls;

o hinder our flexibility in planning for, or reacting to, changes in our business and industry by preventing us from borrowing money to upgrade our equipment or facilities; and

o limit or impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes.

         One of our Directors, Mr. Robert Weisberg, is the Chief Executive Officer of ALCO Financial Services, LLC, the lender under our credit facility.

If we experience excess capacity due to variability in customer demand, our gross margins may fall.

         We generally schedule our quick-turn production facility at less than full capacity to retain our ability to respond to unexpected additional quick-turn orders. However, if these orders are not made, we may forego some production and could experience excess capacity. When we experience excess capacity, our sales revenue may be insufficient to fully cover our fixed overhead expenses and our gross margins will fall. Conversely, we may not be able to capture all potential revenue in a given period if our customers' demands for quick-turn services exceeds our capacity during that period.

We are in the process of expanding our business into new products and services and may not be able to compete effectively with other companies who have been in these businesses longer than we have.

         We are in the process of expanding our business operations to include a rigid-flex and backplane assembly operations and by moving into a newer, larger facility in Fremont, California. We will be competing with companies that have substantially greater financial and manufacturing resources than we have and who have been providing these services longer than us. We may not be able to successfully compete on this basis with more established competitors.

Since July 2001, our predecessor, SVPC Partners, LLC ("SVPC"), expanded our operations through certain acquisitions and we may experience significant difficulties integrating these or any future acquisitions in expanding our business.

         Between July 2001 and the completion of the Merger, Titan consummated several acquisitions, including, acquisition of certain non-real estate assets of SVPC (which included certain assets that it had acquired from SVPC Circuit Systems, Inc., and Circuit Systems, Inc.) and certain assets of Paragon Electronic Systems, Inc. Both us and Titan have a limited history of owning and operating our businesses on a consolidated basis. We may not be able to meet performance expectations or successfully integrate our acquisition of Titan and our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources.

         To manage the expansion of our operations and any future growth, we will be required to:

o improve existing and implement new operational, financial and management information controls, reporting systems and procedures;

o        hire, train and manage additional qualified personnel;

o        expand our direct and indirect sales channels; and

o effectively transition our relationships with our customers, suppliers and partners to operations under our Titan brand.

         As part of our business strategy, we expect that we will continue to grow by pursuing acquisitions, assets or product lines that complement or expand our existing business. Other than as effected in the Merger, we currently have no commitments or agreements to acquire any business.

         Our acquisition of companies and businesses and expansion of operations involve risks, including the following:

o the potential inability to identify the company best suited to our business plan;

o the potential inability to successfully integrate acquired operations and businesses or to realize anticipated synergies, economics of scale or other expected value;

o difficulties in managing production and coordinating operations at new sites;

o the potential need to restructure, modify or terminate customer relationships of the acquired company; and

o        loss of key employees of acquired operations.

         In addition, future acquisitions may result in dilutive issuances of equity securities and the incurrence of additional debt, and, although we generally endeavor to avoid them, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense.

Competition in the printed circuit board market is intense, and if we are unable to compete effectively, the demand for our products may be reduced.

         The printed circuit board industry is intensely competitive, highly fragmented and rapidly changing. We expect competition to continue, which could result in price reductions, reduced gross margins and loss of market share. Our principal competitors include DDI, Cirrexx, Harbor and Tyco. In addition, new and emerging technologies may result in new competitors entering our market.

         Many of our competitors and potential competitors have a number of significant advantages over us, including:

o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

o        more established and broader sales and marketing channels;

o more manufacturing facilities worldwide, some of which are closer in proximity to original equipment manufacturers;

o manufacturing facilities which are located in countries with lower production costs; and

o        greater name recognition.

         In addition, these competitors may respond more quickly to new or emerging technologies, or may adapt more quickly to changes in customer requirements and may devote greater resources to the development, promotion and sale of their products than we do. We must continually develop improved manufacturing processes to meet our customers' needs for complex products, and our manufacturing process technology is generally not subject to significant proprietary protection. Furthermore, increased production capacity by our competitors can result in an excess supply of printed circuit boards, which could also lead to price reductions. During recessionary periods in the electronics industry, our competitive advantages in the areas of providing quick-turn services, an integrated manufacturing solution and responsive customer service may be of reduced importance to our customers who may become more price sensitive. This may force us to compete more on the basis of price and cause our margins to decline.

We compete against manufacturers in Asia where production costs are lower. These competitors may gain market share in our market segment for higher technology printed circuit boards, which may have an adverse effect on the pricing of our products.

         We may be at a competitive disadvantage with respect to price for volume production when compared to manufacturers with lower cost facilities in Asia and other locations. We believe price competition from printed circuit board manufacturers in Asia and other locations with lower production costs may play an increasing role in the market for volume production. We do not currently have offshore facilities in lower cost locations, such as Asia. While historically our competitors in these locations have produced less technologically advanced printed circuit boards, they continue to expand their technology to include higher technology printed circuit boards. In addition, fluctuations in foreign currency exchange rates may benefit these offshore competitors. As a result, these competitors may gain market share in the market for higher technology printed circuit boards, which may force us to lower our prices, reducing our revenue, gross profit, and cash flow from operations.

We rely on suppliers for the raw materials used in manufacturing our printed circuit boards, and an increase in industry demand for these raw materials may increase the price of these raw materials and reduce our gross margins.

         To manufacture our printed circuit boards, we use raw materials such as laminated layers of fiberglass, copper foil and chemical solutions which we order from our suppliers. Although we have preferred suppliers for most of our raw materials, the materials we use are generally readily available in the open market and numerous other potential suppliers exist. However, from time to time manufacturers of products that also use these raw materials increase their demand for these materials and, as a result, the prices of these materials increase. During these periods of increased demand, our gross margins decrease as we have to pay more for our raw materials.

Our manufacturing process depends on the collective industry experience of our employees in our industry. If these employees were to leave us and take this knowledge with them, our manufacturing process may suffer and we may not be able to compete effectively.

         We do not have patent or trade secret protection for our manufacturing process, but instead rely on the collective experience of our employees in the manufacturing process to ensure we continuously evaluate and adopt new technologies in our industry. Although we are not dependent on any one employee, if a significant number of our employees involved in our manufacturing process were to leave our employment and we were not able to replace these people with new employees with comparable experience, our manufacturing process may suffer as we may be unable to keep up with innovations in the industry. As a result, we may not be able to continue to compete effectively.

We may be exposed to intellectual property infringement claims by third parties which could be costly to defend, could divert management's attention and resources and, if successful, could result in liability.

         We could be subject to legal proceedings and claims for alleged infringement by us of third party proprietary rights, such as patents, from time to time in the ordinary course of business. Although we are not aware of any infringement proceedings or claims against it, any claims relating to an alleged infringement, even if not meritorious, could result in costly litigation and divert management's attention and resources.

Our business may suffer if any of our key senior executives discontinues employment with us or if we are unable to recruit and retain highly skilled engineering and sales staff.

         Our future success depends to a large extent on the services of our key managerial employees, particularly Louis George, our President and Chief Executive Officer, who began with us effective August 6, 2002; and Stephen Saul Kennedy, our Vice-President-Sales. Although we have entered into employment agreements with Messrs. George and Kennedy and other executive officers, we may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. Our business also depends on our continuing ability to recruit, train and retain highly qualified employees, particularly engineering and sales and marketing personnel. The competition for these employees is intense and the loss of these employees could harm our business. In addition, it may be difficult and costly for us to retain hourly skilled employees. Further, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition.

We have executed a long term lease for a new manufacturing facility that began in the third quarter of calendar 2002; if we are unsuccessful in meeting our obligations under this lease or is unable to relocate our operations in a timely and efficient manner, our ability to effectively service our customers and fill customer orders may be materially adversely affected. Two of our facilities are leased on a month-to-month basis and could be terminated at any time.

         Currently, we operate our business in two facilities located in Santa Clara, California. Our manufacturing facility is leased by us on a month-to-month basis from Ohio Investors of Wisconsin LLC, a related party. We maintain our executive offices in another Santa Clara facility that is leased by us until May 2005. We plan to relocate and upgrade our current printed circuit board plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we entered a sublease on July 26, 2002. Our occupancy is subject to the consent and approval of the City of Fremont, California. We are not aware of any reason why we would not be issued the appropriate permits, however, there can be no assurance that such lease will be completed or that such permits will be issued. Our second leased facility in Fremont, California may house our rigid-flex and backplane assembly operations. We lease this second Fremont, California facility on a month-to-month basis. Any termination of this lease by the landlord could, but would not be expected to have, a material adverse effect on our operations. The ability of our management and employees to respond to customer orders and perform customer service may be affected by the amount of time and resources necessary to move to the new facility, and consequently, our business, prospects, financial condition and results of operations may be materially and adversely affected.

Our management team has only recently commenced working together as a combined unit, which may make it more difficult to conduct and grow our business.

         Our management team has only begun working together as a combined unit. If our management team cannot successfully work together, we may not be able to execute our business strategy successfully or compete effectively. Any failure to manage our expansion effectively could harm our business.

Products we manufacture may contain design or manufacturing defects, which could result in reduced demand for our services and liability claims against it.

         We manufacture products to our customers' specifications, which are highly complex and may contain design or manufacturing errors or failures despite our quality control and quality assurance efforts. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, our business reputation may be impaired. Since our products are used in products that are integral to our customers' businesses, errors, defects or other performance problems could result in financial or other damages to our customers, for which we may be legally required to compensate them. Although our purchase orders generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Product liability litigation against us, even if it were unsuccessful, would be time consuming and costly to defend.

Our failure to comply with the requirements of environmental laws could result in fines and revocation of permits necessary to our manufacturing processes.

         Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water, as well as the handling, storage and disposal of such materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because our manufacturing process uses and generates materials classified as hazardous such as ammoniacal etching solutions, copper and nickel. In addition, because we use hazardous materials and generate hazardous wastes in our manufacturing processes, we may be subject to potential financial liability for costs associated with the investigation and remediation of our own sites, or sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated. Even if we fully comply with applicable environmental laws and we are not directly at fault for the contamination, we may still be liable. The wastes we generate includes spent ammoniacal etching solutions, solder stripping solutions and hydrochloric acid solution containing palladium; waste water which contains heavy metals, acids, cleaners and conditioners; and filter cake from equipment used for on-site waste treatment. We believe that our operations substantially comply in all material respects with all applicable environmental laws. However, any material violations of environmental laws by us could subject us to revocation of our effluent discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, materially adversely affect our revenue and causing our Common Stock price to decline. Even if we ultimately prevail, environmental lawsuits against us would be time consuming and costly to defend. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violation. We operate in environmentally sensitive locations and are subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes or restrictions on discharge limits, emissions levels, material storage, handling or disposal might require a high level of unplanned capital investment and/or relocation. It is possible that environmental compliance costs and penalties from new or existing regulations may materially adversely affect our business, prospects, financial condition and results of operations.

Our major shareholders control our business, and could delay, deter or prevent a change of control or other business combination.

         One shareholder, ICT, holds approximately 46.2% of our outstanding stock as of January 9, 2003. David Marks, our Chairman of the Board, is one of two trustees of ICT and has sole voting and dispositive authority with respect to the shares of stock held by ICT. By virtue of its stock ownership, ICT will control all matters submitted to our board and our stockholders, including the election of directors, and will be able to exercise control over our business, policies and affairs. Through its concentration of voting power, ICT could cause us to take actions that we would not consider absent its influence, or could delay, deter or prevent a change of our control or other business combination that might otherwise be beneficial to our stockholders. Additionally, the shares of common stock issued to each of Forest Home, Phoenix Trust and Ohio Investors are also beneficially owned by Mr. Marks, increasing his beneficial ownership to approximately 71.5% of our outstanding common stock as of January 9, 2003.

The current economic downturn or other downturns may lead to less demand for our services.

         As a result of the general slowing of economic activities experienced in the United States in 2001 and the first three quarters of calendar 2002, our customers may delay or cancel new projects. We may experience a similar loss of demand during future economic downturns, whether in the regions in which we operate, our industry or that of our customers, or the economy as a whole. Recent terrorism in the United States and international hostilities may also impact the demand for our services. A number of other factors, including unfavorable financing conditions for the industries we serve, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These conditions, either singly or collectively, could result in lower revenue or slower growth than we anticipate, and in any of such events, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Because we depend upon a two sites in a single geographic area, we are vulnerable to the effects of natural disasters, computer viruses, and similar disruptions.

         Our ability to successfully receive and process customer orders and provide high-quality customer service largely depends on the efficient and uninterrupted operation of our manufacturing facilities, and computer and communications hardware systems. We are moving our manufacturing facility to Fremont, California. We are vulnerable to damage or interruption from fire, flood, earthquake, power loss, computer viruses, telecommunications failure, break-ins, and similar events. In addition, we may not currently, and may not in the future, carry sufficient business interruption insurance to compensate us for substantial losses that may occur for any of the foregoing. The occurrence of any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

The limited market for our common stock will make their price more volatile.

         No active trading market existed for our common stock prior to the Merger, and we cannot assure potential investors that a larger market will ever develop or be maintained. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

o our success, or lack of success, in marketing our products and services;

o        competition;

o        governmental regulations; and

o        fluctuations in operating results.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the companies' operating results. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our' common stock in any market that develops.

Our common stock is considered to be "penny stock".

         Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks:

o        with a price of less than $5.00 per share;

o        that are not traded on a "recognized" national exchange;

o        whose prices are not quoted on the NASDAQ automated quotation system;
         or

o in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenue of less than $6,000,000 for the last three years.

         Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a "penny stock" for the investor's account. We urge potential investors to obtain and read this disclosure carefully before purchasing any shares that are deemed to be "penny stock."

         Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any "penny stock" to that investor. This procedure requires the broker-dealer to:

o obtain from the investor information about his or her financial situation, investment experience and investment objectives;

o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of "penny stock" transactions;

o provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

o receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it harder for investors in our Common Stock to resell their shares to third parties. Accordingly, our common stock should only be purchased by investors who understand that such investment is a long-term and illiquid investment, and are capable of and prepared to bear the risk of holding the common stock for an indefinite period of time.

                                      * * *

                                    DILUTION

         The Company is only registering under this prospectus shares of common stock already outstanding and held by selling stockholders. As such, purchasers of shares of Common Stock sold under this Prospectus shall not experience any immediate dilution as a result of or upon such purchase.


                                 CAPITALIZATION

         The following table sets forth as of November 30, 2002, Ventures' (i) actual capitalization and (ii) pro forma capitalization after giving effect to the issuance of 1,021,834 shares of common stock purchased at a price of $0.75 subsequent to November 30, 2002 and the exercise of 350,000 warrants at $2.00 per share and 48,753 warrants at $1.50 per share. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.


                                                                            Actual as of November
                                                                                  30, 2002             Pro Forma
                                                                            ----------------------     ---------
Long-term debt..................................................                    89,217                89,217
Capital leases..................................................                   289,403               289,403

Stockholders' equity (deficit):
Common Stock, $0.001 par value, 950,000,000 shares authorized...                     8,969                10,390
Additional paid in capital......................................                 2,671,777             4,209,862
Retained earnings (deficit).....................................                (2,821,249)           (2,821,249)
                                                                            ----------------        -------------
Total stockholders equity (deficit).............................                  (140,503)            1,399,003
                                                                            ----------------        -------------
Total capitalization                                                               238,117             1,777,623
=================================================================================================================


                   Summary Consolidated Financial Information

         The following table sets forth selected statement of operations data for the three month periods ended November 30, 2002 and 2001 and the year ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 and selected balance sheet data as of November 30, 2002 and August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus. The data for the years ended August 31, 2002 and the period from inception (March 27, 2001) to August 31, 2001 is derived from our financial statements and related notes included in this prospectus audited by Stonefield Josephson, Inc., our independent auditors.

Statement of Operations Data:


                                               Three months      Three months         For the Fiscal          From inception
                                              ended November    ended November         Year ended          (March 27, 2001) to
                                                30, 2002          30, 2001           August 31, 2002         August 31, 2001
                                              --------------    --------------       ---------------        -------------------
Net sales........................               $2,077,169        $1,978,097             $8,321,292               $883,487
Operating income (loss).............            (1,056,355)         (228,880)            (1,272,481)                50,327
Provision for income taxes..........                    --                --                     --                     --
Net income (loss)...................           $(1,112,698)        $(343,229)           $(1,730,801)               $22,250


Net income (loss) per share.........                $(0.15)           $(0.43)                $(0.26)                 $0.00


Shares used in computation of net
income (loss) per share.............             7,428,163           800,000              6,615,598              6,600,000


Balance Sheet Data:
                                                     As of              As of
                                              November 30, 2002     August 31, 2002
                                              -----------------     ---------------
Cash......................................          $477,318             $76,707
Working capital deficit(1)................        (2,481,713)         (2,733,403)
Total assets..............................         4,770,192           4,395,960
Total current liabilities.................         4,532,075           4,460,121
Long-term debt, less current portion......           378,620             455,696
Total stockholders' equity (deficit)......         $(140,503)          $(519,857)



(1) Defined as total current assets minus total current liabilities.

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the common stock offered hereby. We will receive proceeds upon the due exercise, if any, of the warrants to purchase shares of common stock, the resale of which shares underlying the warrants is being registered hereby. We intend to use any such proceeds for working capital and general corporate purposes. For information on the use of proceeds raised during the Private Placement please see "Management's Discussion and Analysis or Plan of Operations -- Liquidity and Capital Resources."

                                 DIVIDEND POLICY

         We have never paid cash or other dividends and do not expect to pay any cash or other dividends in the foreseeable future with respect to the Common Stock. Our future dividend policy will depend upon our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors. We presently intend to retain any earnings which we may realize in the foreseeable future to finance our growth. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our Common Stock.

                         DETERMINATION OF OFFERING PRICE

         The selling stockholders may sell our common stock at prices then prevailing or related to the then current market price, or at negotiated prices. The offering price may have no relationship to any established criteria or value, such as back value or earnings per share. Our shares are traded on the OTC Bulletin Board, the symbol is TTGH.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Management's Discussion and Analysis of Financial Condition and Results of Operations and other portions of this report contain forward-looking information that involve risks and uncertainties. Our actual results could differ materially from those anticipated by the forward-looking information. Factors that may cause such differences include, but are not limited to, availability and cost of financial resources, product demand, market acceptance and other factors discussed in this report under the heading "Business - Risk Factors." This Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this report.

OVERVIEW

Corporate Background

         We are a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly. We provide time-critical, printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our focus is on niche printed circuit boards consisting of complex, high layer count, fine-lines and high-performance materials with capabilities to deliver in 24 hours, at premium pricing, to standard 10 day lead time.

         Titan EMS, Inc., a Delaware corporation ("Titan") and our wholly-owned subsidiary conducting substantially all of our operations, was incorporated on March 27, 2001. On August 30, 2002, Titan was acquired by us through the merger (the "Merger") of Titan EMS Acquisition Corp., then a newly-formed Delaware corporation and our wholly-owned subsidiary, with and into Titan. In connection with the Merger, the stockholders of Titan received shares of our common stock. For financial reporting purposes, the Merger has been treated as a reverse-merger, where Titan is the acquirer. Because the Merger is treated as a purchase of Ventures-National Incorporated, the historical financial statements of Titan became our historical financial statements after the Merger.

         On August 6, 2002, prior to the Merger, and except for real estate and certain related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC, an affiliate company ("SVPC"). This transaction was considered a re-capitalization in which the controlling unitholder of SVPC became the controlling stockholder of Titan remained after this transaction.

         Beginning in the year 2001, SVPC began acquiring cutting edge technology equipment and processes, as well as customer lists, orders, and inventory, from competitors unable to remain in business due to a severe market downturn and overwhelming debt. Titan also obtained customer lists and orders from several of these firms, resulting in new business opportunities.

         On July 16, 2001, SVPC acquired all of the assets and assumed the liabilities of SVPC Circuit Systems, Inc. ("Circuit Systems"), a manufacturer of printed circuit boards, through the bankruptcy court and commenced its operations.

         As several of the aforementioned transactions were consummated only a short time ago, and as we have undertaken a number of other activities, such as our lease of our new Freemont, California manufacturing facility, designed to enable our expansion as well as improve our operating margins, management has devoted substantial time since the Merger to the integration and reorganization of our various business units. We anticipate that this integration and reorganization of our business will continue to require substantial management resources for much of the second quarter of our fiscal year ending August 31, 2003 and that, as a result, we may not realize the anticipated economies of scale and scope, as well as the attendant improvements in our operating results, until possibly the third quarter of such fiscal year.

         For the year and quarter ended August 31, 2002 and November 30, 2002, ten customers accounted for 41% and 39% of our revenue, respectively. As of November 30, 2002, we had a working capital deficit of $2,478,173 and an accumulated deficit of $2,821,249. We generated revenues of $8,321,292 for the year ended August 31, 2002 and incurred a net loss of $1,730,801. In addition, during the year ended August 31, 2002, net cash used in operating activities was $539,868.

Accounting Principles

Revenues

         We recognize revenues upon shipment to our customers. We record net revenues as our gross revenues less an allowance for returns. At August 31, 2002, we had 180 customers. We provide our customers a limited right of return for defective printed circuit boards and record an allowance for estimated revenues returns at the time of sale based on our historical results. Because our customers quickly test the printed circuit boards we manufacture for them, the majority of returns for defects occur within the first 15 days following shipment. At November 30, 2002 we provided an allowance for revenues returns of $30,000. Actual return may differ materially from our estimates and revisions to the allowances may be required.


Cost of Revenues

         Cost of revenues consists of materials, labor, outside services and overhead expenses incurred in the manufacture and testing of our products. Many factors affect our gross margin, including, but not limited to, capacity utilization, production volume and yield. We do not participate in any long-term supply contracts and we believe there are a number of high quality suppliers for the raw materials we use. Our cost of goods, as a percentage of revenues, varies depending on the complexity of the printed circuit boards we manufacture in any given period.

Expenses

         Our operating expenses, for the year ended August 31, 2002 are made up of costs for sales and marketing, general and administrative and non-recurring costs related to mergers and acquisitions and the cost of developing operating facilities.

         Selling and marketing expenses consist primarily of salaries and commissions paid to our internal sales team, commissions paid to independent sales representatives and costs associated with advertising and marketing activities. We expect our selling and marketing expenses to fluctuate as a percentage of sales as we add new personnel, develop new independent sales representative channels and advertise our products.

         General and administrative costs primarily include the salaries for executive, finance, facilities, insurances, accounting and legal assistance. We expect these expenses to increase as a requirement of operating as a public company and we further expect to incur fluctuations as a percentage of revenues.

         For the year ended August 31, 2002 and three months ended November 30, 2002, non-recurring costs include the expenses related to our merger activities as well as the expense of developing new facilities. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger costs in the future.

         Interest expense, including finance charges, relates primarily to an accounts receivable and inventory line of credit with an entity owned by a member of our board of directors. We expect interest expenses to fluctuate as a percentage of revenues based on the timing of borrowings under our line of credit.

Results of Operations

         The following table sets forth income statement data for the three month periods ended November 30, 2002 and 2001 and the year ended August 31, 2002 and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.. The Company commenced its operations after its acquisition of SVPC Circuit Systems, Inc. on July 16, 2001. Since operating results for the fiscal year ended August 31, 2001 include only 1 1/2 months of operations, the results of operations for the year ended August 31, 2001 are not comparable to the results of operation for the year ended August 31, 2002.

                                  Three Months Ended          Fiscal Year Ended
                                     November 30                  August 31
                                -----------------------       -----------------
                                2002               2001              2002
                                ----               ----              -----
Revenues                       100.0%              100.0%            100.0%
Cost of revenues                95                  90                85.1
                               ---                 ---               -----
Gross profit                     5                  10                14.9

Operating expenses:
Sales and marketing             12                  11                10.2
General and administrative      15                  10                13.5
Non-recurring costs             30                   1                 6.5
                               ---                 ---               -----
Total operating expenses        57                  22                30.2

Operating loss:                (52)                (12)              (15.3)
Other income and expense        (2)                 (6)               (5.5)
                               ---                 ---               -----

Net loss                       (54)%               (18%)             (20.8)%
                               ===                 ===               =====


Results of Operations for the Three Months Ended November 30, 2002 and 2001

Revenue

         Revenue increased by $99,072 or 5% from $1,978,097 in Q1-02 to $2,077,169 in Q1-03. This increase resulted primarily from an increase in the number of printed circuit boards sold, partially offset by the decrease in selling prices. We expect the number of printed circuit boards we sell to fluctuate with the changes in demand from our customers and, the prices we charge our customers to fluctuate as a result of intense competition in the printed circuit board industry.

Cost of Revenue

         Cost of revenue increased $190,064, or 11%, from $1,774,902 in Q1-02 to $1,965,542 in Q1-03. The increase in cost of revenue resulted from a greater number of printed circuit boards sold. As a percentage of revenue, cost of revenue increased from 90% of revenue in Q1-02 to 95% of revenue in Q1-03. Such increase was caused by the reduction of prices for the printed circuit boards. We expect the cost of revenue to fluctuate as a percentage of revenue as the costs we incur for our materials are affected by the volume of product we purchase to fulfill our customers' orders.

Gross Profit

         Gross profit decreased $91,568, or 45%, from $203,195 in Q1-02 to $111,627 in Q1-03. The decrease in gross profit resulted primarily from a greater volume of printed circuit boards produced at decreased prices. Our gross profit was 10% of revenue in Q1-02 compared to 5% of revenue in Q1-03. We expect our gross profit to fluctuate as a percentage of revenue based on the demand from our customers which affects our costs and volatility in prices we charge our customers due to intense competition in the printed circuit board industry.

Operating Expenses

         Sales and marketing expenses increased by $22,796, or 10%, from $225,028 in Q-02 to $247,824 in Q1-03. As a percentage of revenue, sales and marketing expense increased from 11% of revenue in Q1-02 to 12% of revenue in Q1-03. This increase was due to the addition of sales personnel in Q1-03. We anticipate our sales and marketing costs to fluctuate as a percentage of revenue due to the addition of sales personnel and various marketing activities planned throughout the year.

         General and administrative expenses increased by $122,761, or 67%, from $183,894 in Q1-02 to $306,655 in Q1-03. As a percentage of revenue, general and administrative costs increased from 10% of revenue in Q1-02 to 15% of revenue in Q1-03. The increase was due to the addition of personnel and additional professional fees incurred as a publicly traded company after the merger, which took place on August 30, 2002. We anticipate our general and administrative costs will increase and fluctuate as a percentage of revenue related to our operations as a result of our operations.

         Non-recurring costs include expenses related to merger activities, including the value of merger-related consulting services paid through issuance of Company stock, professional fees incurred for the merger related filings with the Securities and Exchange Commission, and the expense of developing new facilities, which are expected to be in service in Q3-03. Non-recurring costs increased by $590,350, or 2,550%, from $23,153 in Q1-02 to $613,503 in Q1-03. As a percentage of revenue, non-recurring costs increased from 1% in Q1-02 to 30% in Q1-03. On July 6, 2002, we executed a sublease for a former facility of Tyco Electronics, Inc. located in Fremont, California. It is our intention to occupy that facility during the first calendar quarter of 2003 and move all of our current operations to that facility. We have incurred costs of approximately $100,000 during Q1-03 to retrofit that facility to our specifications. We anticipate we will incur facility related costs of approximately $75,000 for the foreseeable future. The increase in non-recurring costs during Q1-03 also included costs as a result of recent merger activities. As part of our business strategy we will continue to seek additional acquisitions. Therefore, we anticipate incurring merger-related costs in the future. We anticipate non-recurring costs to fluctuate as a percentage of revenue due to the timing of expenditures to retrofit the Fremont facility and our merger activities.

         Interest expense, including amortization of loan fees during Q1-03, decreased by $67,575, or 54%, from interest expense of $124,558 in Q1-02 to $56,983 in Q1-03. As a percentage of revenue, interest expense decreased from 7% in Q1-02 to 2% in Q1-03. In Q1-03, interest expense relates primarily to our line of credit with an entity owned by a member of our board of directors and, to a lesser degree, interest expenses for the purchase and lease of equipment. Interest expense in Q1-02 primarily related to a real estate loan of approximately $3,349,000, factoring of our accounts receivable and, to a lesser degree, interest expense from lease obligations and a $100,000 renewal fee on our term loan. We anticipate the amount of interest expense to fluctuate as a percentage of revenue based on the timing and amounts borrowed under our line of credit and other credit facilities we may enter into from time to time.

Net Loss

         Our net loss increased by $769,469, or 225%, from net losses of $343,229 in Q1-02 to $1,112,698 in Q1-03. As a percentage of revenue, net loss increased from 18% in Q1-02 to 54% in Q1-03 largely due to non-recurring costs incurred during Q1-03.

Results of Operations for the Years Ended August 31, 2002 and 2001

Revenues:

         Revenues for the year ended August 31, 2002 were $8,321,292 from the sale of printed circuit boards to our customers. Ten customers comprised 41% of our revenues for the year. During the year ended August 31, 2002 we entered a sub-lease agreement on a manufacturing and office facility in Fremont, California. At the Fremont, California facility we will have the capacity to produce approximately 2,500 manufactured panels of printed circuit boards per week. In our current facility in Santa Clara, California, we have the capacity to produce approximately 2,200 manufactured panels of printed circuit boards per week. We anticipate commencing operations in the Fremont, California facility during the first quarter of 2003 at which time we will cease operations in our Santa Clara, California location. We believe the added capacity provided by the new facility will enable us to increase our revenues however, there are no assurances that due to added capacity we will attract new customers or that our existing customers will purchase more product from us.

Cost of Revenues:

         Cost of revenues for the year ended August 31, 2002 was $7,079,941, or 85.1% of revenues. Cost of revenues, as a percentage of revenues, fluctuates due to the complexity of the printed circuit boards manufactured, specialized raw materials utilized for certain customer orders, and the amount of over or under utilized overhead costs as a function of sales increases or decreases. We believe that initially our overhead costs will be under utilized in the new facility in Fremont, California. There are no assurances that manufacturing volume will increase enough to fully absorb idle capacity costs.

         Gross profit for the year ended August 31, 2002 was $1,241,351, or 14.9% of revenues. We anticipate gross profit to fluctuate depending on the types of products produced for our customers and the magnitude of over or under absorption of overhead costs in our manufacturing facilities.

Operating Expenses:

         Sales and marketing expenses for the year ended August 31, 2002 were $851,444, or 10.2% of revenues. We plan to add additional independent sales representatives to extend our selling capacity. Commission costs therefore will fluctuate depending on the origin of sales orders with our internal sales team or our independent sales representative organization. We also plan to increase our marketing expenditures. There are no assurances that additional independent sales representatives or increased marketing expenditures will increase our revenues.

         General and administrative costs for the year ended August 31, 2002 were $1,123,857, or 13.5% of revenues. We expect our general and administrative costs to increase in future periods due to our operating as a public company whereby we will incur added costs for filing fees, increased professional services and insurance costs.

         Non-recurring cost for the year ended August 31, 2002, of $538,531, or 6.5% of revenues, relate to merger and other non-operational costs. During the year ended August 31, 2002 we incurred approximately $420,611 of expense related to the merger of the Company and Titan. The costs include primarily legal and consulting fees. Other non-recurring costs of $117,920 include certain non-capitalized costs related to facility expansion efforts. We anticipate we will continue to incur future non-recurring costs related to new facilities and anticipate the amount to fluctuate depending on the amounts and timing of expenditures.

Other Income and Expense:

         For the year ended August 31, 2002, other income and expense was $458,320, or 5.5% of revenues. Included in this category was interest expense of $484,487 offset by miscellaneous income of $26,167. Interest expense was incurred through our borrowings and our line of credit. We anticipate future interest expense to fluctuate as a percentage of revenues depending on the amounts and timing of funds borrowed under our line of credit.

Liquidity and Capital Resources

         Our principal sources of liquidity have been cash provided by operations, and borrowings under our various debt agreements. Our principal uses of cash have been for operations, to meet debt service requirements, finance capital expenditures and for acquisition activities. We anticipate these uses will continue to be our principal uses of cash in the future.

         In Q1-02, net cash provided by operations was $210,630 while in Q1-03 we used net cash of $410,244 in operating activities, a decrease of $620,874 or 295% comparing Q1-02 to Q1-03. This decrease was caused, in part, by an increase in net losses of $769,470 from Q1-02 to Q1-03. Net cash used by operating activities during the year ended August 31, 2002 was $539,868 and was due mainly to our net loss of $1,730,801.

         In Q1-03 we used $137,624 for the purchase of fixed assets compared to $44,134 use for the purchase of fixed assets in Q1-2002, an increase of $93,490, or 212%. Net cash used by investing activities of $620,417 for the year ended August 31, 2002 was for the purchase of fixed assets. We have been acquiring equipment to outfit our new facility in Fremont, California and expect to expend additional funds to obtain other necessary equipment. The Company expects to incur additional capitalized costs of $538,000 upon completion.

         During Q1-2003, we increased our borrowings under the Alco agreement, a related party, by $202,487. We had no borrowings from Alco during Q1-02. Also during Q1-03 we repaid obligations from notes, loans and capital lease obligations totaling $18,559. In Q1-2002 we received note and loan proceeds of $65,372 and repaid $24,199 of those obligations. Net cash provided by financing activities was $1,056,858 for the year ended August 31, 2002. We borrowed $1,582,419 from related parties and repaid $530,561 in notes and capital lease obligations and received $5,000 from a stockholder. Subsequent to August 31, 2002, as a result of the Merger, $2,144,146 in loans and notes were converted to equity.

         Upon the effectiveness of the Merger, we commenced a private placement (the "Private Placement") offering of units (each, a "Unit"), each Unit being comprised of one share of our Common Stock and a 5-year warrant to purchase one share of our Common Stock at an exercise price of $1.50 per share. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of Common Stock (without Common Stock purchase warrants) at $0.75 per share, reduced from its previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the private placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of Common Stock at $0.75 per share. As of January 9, 2003, the Company had sold 2,791,234 shares of Common Stock in the Private Placement for aggregate gross proceeds of $2,093,426. We intend to use the proceeds of the Private Placement, after deducting fees and expenses related to the Private Placement, for general working capital needs and the build-out of new facilities. Fees and expense related to the Private Placement included $113,905 paid to R. F. Lafferty and Co., Inc., and $30,000 paid to Berry Shino Securities in consideration of their assistance with the Private Placement. These costs were paid out of the proceeds received from the Private Placement.

         Pursuant to the terms of the Private Placement, we are currently obligated to issue additional shares of Common Stock to those Selling Stockholders who invested in the Private Placement in an amount equal to 10% of the aggregate shares sold in the Private Placement for the first month commencing January 15, 2003, and an additional 2% for each month thereafter that this registration statement has not been declared effective by the Securities and Exchange Commission. We are seeking to obtain waivers of this obligation from the investors.

Impact of Inflation

         We believe that our results of operations are not dependent upon moderate changes in inflation rates as we expect we will be able to pass along component price increases to our customers.

Seasonality

         We have experienced sales fluctuations due to customer business shut downs over December holidays and the slow down of purchasing activities in the summer during peak vacation months.

Critical Accounting Policies

         The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial conditions and operating results, and requires management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: allowance for sales returns and bad debts, inventory obsolescence and impairment of long-lived assets. We base our estimates on current facts and circumstances as well as historical experience. There are no assurances that actual results will not differ significantly from our estimated results. A description of our estimates and policies are contained in the notes to our consolidated financial statements. The methods, estimates and judgments we use in applying these most crucial accounting policies have a significant impact on the results we report in our consolidated financial statements.

Evaluation of Disclosure Controls and Procedures

         Within the 90 days prior to the filing date of this report, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. This evaluation was done under the supervision and with the participation of the Company's President and acting Chief Financial Officer. Based upon that evaluation, they concluded that our disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to satisfy our disclosure obligations under the Exchange Act.

Changes in Internal Controls

         There were no significant changes in our internal controls or in their factors that could significantly affect those controls since the most recent evaluation of such controls.

Recently Issued Accounting Standards

         In July 2001, the Financial Accounting Statement Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001, be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. We have implemented the provisions of SFAS No. 141 and have concluded that the adoption does not have a material impact on our financial statements.

         In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement, and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. We have implemented the provisions of SFAS No. 142 and have concluded that the adoption does not have a material impact on our financial statements.

         In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. We do not expect the adoption to have a material impact to our financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. We do not expect the adoption to have a material impact to our financial position or results of operations.

         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We do not expect the adoption to have a material impact to our financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. We do not expect the adoption of FASB No. 146 to have a material impact to our financial position or results of operations.

                             DESCRIPTION OF BUSINESS

BUSINESS OF TITAN

         Titan is a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly. Titan provides time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers. Titan's prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Titan's time-to-market manufacturing services enable its customers to shorten their cycle time throughout the development, introduction and ramp-up phases of bringing their products to the market.

         Titan is able to produce high technology printed circuit boards with surface finishes consisting of tin/lead, immersion gold, organic solderability coating also known as OSP, electrolytic soft and hard gold, silver and tin/nickel finishes. Titan's printed circuit boards are also engineered to support electrical characteristics for high-speed digital designs consisting of controlled impedance.

         Titan's bare-board manufacturing operations provide time sensitive printed circuit boards to the electronics industry at a competitive price. Titan's focus is on niche printed circuit boards consisting of complex high layer count, fine-lines and high-performance materials with capabilities to deliver in 24 hours at a premium to a 10-day delivery period.

         Titan's standard panel sizes range from 12" x 18" to an oversize panel of 24" x 30". The base cost of a printed circuit board is primarily determined by the amount of boards that can be placed on manufacturing process panel. Titan has the capability to produce up to 34 layer circuit boards with finished hole aspect ratios up to 15 to 1 (15:1). The number of layers of a printed circuit board can affect Titan's weekly manufacturing capacity. For example, an order representing a higher number of layers, 12 or more, will decrease overall capacity, whereas an order for printed circuit boards with less than 12 layers will increase overall capacity. However, we expect that any decreases in capacity caused by the manufacture of printed circuit boards with a greater number of layers would be offset by a higher average panel price.

         We are in the process of relocating and upgrading Titan's current printed circuit board plant into a facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. At this facility, we expect to have the capacity to produce approximately 2,500 manufacturing panels of printed circuit boards per week.

INDUSTRY BACKGROUND

         Printed circuit boards serve as the foundation of most complex electronic products. The printed circuit board manufacturing industry has benefited from the proliferation of electronic products in a variety of applications, ranging from consumer products, such as cellular telephones, to high-end commercial electronic products, such as communications and computer networking equipment. Printed circuit boards are manufactured from sheets of laminated base material purchased from various laminate suppliers. Each sheet (also known as a manufacturing process panel) typically consists of multiple printed circuit boards, while each board contains its own identity consisting of electrical circuitry etched from copper to provide an electrical connection between the components mounted to it.

         Products that utilize printed circuit boards have high levels of complexity and short life cycles as original equipment manufacturers continually develop new and increasingly sophisticated products. Titan believes these characteristics benefit printed circuit board manufacturers that can assist original equipment manufacturers in bringing a product to market faster by providing the engineering expertise, process controls and execution capabilities to accelerate product development and quickly proceed to volume production. Manufacturers of complex electronics products in high-growth markets, including consumer electronics, the computer and networking industry, medical devices, military contracts, automobiles, aviation and the telecommunications industry are continually under pressure to bring their products to market faster. The success of these industries is dependent on, among other things, technological advancements, demand for a wider variety of product applications, and increasingly powerful electronic components. Titan believes that the time-critical and highly complex nature of the new and emerging markets will further increase the demand for rapid production of complex printed circuit boards.

         Titan sees several trends in the printed circuit board manufacturing industry. These include:

Importance of Prototype Printed Circuit Board Production.

         Original equipment manufacturers are placing increased emphasis on the prototype stage of printed circuit board production in order to accelerate product development. Domestically, higher volume production of printed circuit boards is becoming increasingly more competitive, as much of such production is exported to countries overseas for low cost manufacturing. We believe in placing a stronger emphasis towards the small volume, highly complex, multi-layer prototype printed circuit boards for original equipment manufacturers in research and development companies headquartered in areas such as Silicon Valley, while the production volumes are mass-produced at other locations.

Shorter Electronic Product Life Cycles.

         Rapid changes in technology are shortening the life cycles of complex electronic products and reducing the period during which products are profitable, placing greater pressure on original equipment manufacturers to bring new products to market faster. The rapid adoption of innovative electronic products is heightening the need for original equipment manufacturers to minimize the time required to advance products from prototype design to product introduction. We believe these time-to-market requirements are causing original equipment manufacturers to increasingly rely on printed circuit board manufacturers who have the capability to meet the technology demands of compressed product life cycles.

Increasing Complexity of Electronic Products.

         The increasing complexity of electronic products is driving technological advancements in printed circuit boards. Original equipment manufacturers are continually designing more complex and higher performance electronic products, which require printed circuit boards that can accommodate higher speeds and component densities. We believe that original equipment manufacturers are increasingly relying upon prototype printed circuit board manufacturers who invest in advanced manufacturing process technologies and sophisticated engineering staff to accelerate product development.

SERVICES

         Titan provides its customers with a competitive prototype manufacturing solution from prototype through pre-production development. Titan's services include:

Quick Turn Production.

         Our clients are typically product and chip designers that need high quality prototype printed circuit boards on an expedited basis. We produce prototype printed circuit boards of various types and complexities based on our clients specifications, with delivery times ranging between 24 hours and a standard lead time of 10 days. Because we process customer orders on a "quick-turn" basis, we do not typically have more than a two-week backlog of customer orders at any one time.

Process Development.

         Our clients are concerned with the manufacturing yields that are generally reflected in each volume production run of a market ready printed circuit board. We work closely with our customers' engineering departments to develop "Design for Manufacturing" standards for future high volume production. The purpose of Titan's design assistance efforts is to determine efficient layouts of printed circuit boards to improve production yields and decrease volume production costs of a market ready printed circuit board.

System Testing.

         We have the capability to perform several methods of electrical testing on a finished printed circuit board.

         One method is using a custom test fixture that is manufactured internally and attached to a universal grid test machine. The pins in the test fixture will establish continuity between the universal grid and the exposed metal on the surface of the printed circuit board. When a test is performed, the test fixture will verify that a circuit board's electrical continuity and electrical characteristics are performing properly. Due to the cost of these custom test fixtures, this option is best used on larger quantity orders.

         The other method of testing is known as fixtureless testing, which is more time consuming as it tests each printed circuit board, but more cost effective as it eliminates the need for test fixtures. Fixtureless testers, also known as flying-probes, utilize a series of pointed pins that float around the surface of the circuit board to verify electrical continuity and characteristics.

         Both methods can be operated through an industry electrical test format known IPC 356. Titan's combination of equipment and software provides the added flexibility for time sensitive manufacturing and a reliable electrical test at competitive prices for prototype and pre-production orders.

TECHNOLOGY

         The market for our products is characterized by rapidly evolving technology. In recent years, the trend in the electronic products industry has been to increase the speed, complexity and performance of components while reducing their size and cost. Although none of our technology is proprietary, we believe our technological capabilities allow us to address the needs of manufacturers who need to bring complicated electronic products to market faster. Printed circuit boards serve as the foundation of products in electrical devices, large and small.

         To manufacture printed circuit boards, we generally receives circuit designs directly from our customers in the form of computer data files, which are reviewed to ensure data accuracy, product manufacturability and design evaluation. Processing these computer files with computer aided design technology, we generate images of the circuit patterns on individual layers using advanced photographic processes. Through a variety of plating and etching processes, we selectively add and remove conductive materials to form horizontal layers of thin circuits called traces, which are separated by insulating material. A finished multilayer circuit board laminates together to form a number of circuitry layers, using intense heat and pressure under vacuum. Vertical connections between layers are achieved by plating through small holes called vias. Vias are made by highly specialized drilling equipment capable of achieving extremely tight tolerances with high accuracy. We specialize in high layer prototype printed circuit boards with extremely fine geometries and tolerances, and uses automated optical inspection systems to ensure consistent quality. We also intend to use clean rooms for production purposes in the Fremont, California manufacturing facility, which will minimize particles that create manufacturing defects.

         We believe the highly specialized equipment we use is among the most advanced in the prototype and pre-production industry. We provide a number of advanced technology solutions, including:

30+ Layer Printed Circuit Boards.

         Manufacturing printed circuit boards exceeding 12 layers is more difficult to accomplish due to the greater number of processes required. We reliably manufacture printed circuit boards up to 34 layers in a time-critical manner.

Blind and Buried Vias.

         Vias are drilled holes which provide electrical connectivity between layers of circuitry in a printed circuit board. They typically extend all the way through the circuit board, providing connections to external features. As the demand for wiring density in a circuit board increases, vias may block channels that are needed for circuitry. As an alternative to the difficult task of adding more layers, blind and buried via technology is employed. Blind vias connect the surface layer of the printed circuit board to the nearest inner layer. Buried vias are holes that do not reach either surface of the printed circuit board but allow inner layers to be interconnected. Since blind and buried vias only extend through the layers of the printed circuit board in which they are required, more space is available on unpierced layers. Products with blind and buried vias can be made thinner, smaller, lighter and with more functionality than products with traditional vias.

Sequential Lamination.

         When using blind and/or buried via technology in a multi-layer printed circuit board, we often incorporate sequential lamination manufacturing processes. Sequential lamination uses a multiple printed circuit board construction approach that generally increases the complexity of manufacturing due to an increase in the number of production steps. We use sequential lamination when there is a requirement for multiple sets of laminated, drilled and plated via assemblies.

..003" Traces and Spaces Widths.

         Traces are the connecting copper lines between the different components of the printed circuit board and spaces are the distances between traces. The smaller the traces and tighter the spaces, the higher the density on the printed circuit board and the greater the expertise required to achieve a desired final yield on an order.

Aspect Ratios of up to 15:1.

         The aspect ratio is the ratio between the thickness of the printed circuit board to the diameter of a drilled hole. The higher the ratio, the greater the difficulty to reliably form, electroplate and finish all the holes on a printed circuit board. We can drill holes using a .013" drill bit on backpanels measuring .200" thick.

Thin Core Processing.

         A core is the basic inner-layer building block material from which printed circuit boards are constructed. A core consists of a flat sheet of material comprised of glass-reinforced resin with copper foil on either side. The thickness of inner-layer cores is determined by the overall thickness of the printed circuit board and the number of layers required. The demand for thinner cores derives from requirements of thinner printed circuit boards, higher layer counts and various electrical parameters. Internal core thickness in our printed circuit boards range from as little as 0.002 inches up to 0.039 inches. By comparison, the average human hair is 0.004 inches in diameter.

Micro Ball Grid Array/Chip-on-Board Features.

         A ball grid array is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, also called leads, the component is attached with small balls of solder at each contact. This array method allows for greater input/output density and requires printed circuit boards with higher layer counts and tighter lines and spaces.

Controlled Impedance.

         High speed digital requirements demand accurate timing and high signal speeds. Differential and single ended controlled impedance printed circuit boards are manufactured to specific tolerances to meet these specifications. These customer specified impedance values are then verified prior to shipment using our specialized impedance test equipment.

Computer Aided Manufacturing.

         Titan utilizes Orbotech equipment and software, the worldwide leader in printed circuit board manufacturing equipment and computer aided manufacturing software. These enhancements allow the software to automate many of the tasks that were handled manually by a technician, reducing overhead and costly operator errors. We believe that utilizing CAD generated data from the customer at our automated optical inspection machines and final electrical test will enhance yields and reduce scrap.

CUSTOMERS AND MARKETS

         Our customers include printed circuit board design companies, original equipment manufacturers and contract manufacturers that serve the rapidly changing electronics industry. We measure customers as those companies that place at least two orders in a 12-month period.

         Our current customers come from several different industries including the security industry, chip and semiconductor industries, contract manufacturing, telecommunication and bio-medical industries.

         Our top ten customers accounted for 41% of our revenues for the year ended August 31, 2002.

SALES AND MARKETING

         Our marketing strategy focuses on establishing long-term relationships with our customers' engineering staff and new product introduction personnel early in the product development phase.

         Our engineers, application support and managers provide support to our sales representatives in advising customers with respect to manufacturing feasibility, design review and technology limits through direct customer communication, e-mail and customer visits. In an effort to establish individual salesperson accountability for each client and the development of long term relationships, each customer is assigned one internal account manager and an outside sales representative.

         We market our services through 6 direct and 3 independent sales representatives, supervised by our Vice-President of Sales. We believe there are significant opportunities for us to increase our market penetration throughout the United States through further expansion of our direct and independent sales representatives.

SUPPLIERS

         The primary raw materials used in our manufacture of printed circuit boards include copper-clad layers of fiberglass of varying thickness impregnated with bonding materials, chemical solutions such as copper and gold for plating operations, photographic film, carbide drill bits and plastic for testing fixtures.

         We utilize just-in-time procurement practices to maintain our raw materials inventory at low levels and works closely with our suppliers to obtain technologically advanced raw materials. Although we have preferred suppliers for some raw materials, the materials we use are generally readily available in the open market through numerous suppliers with the exception of one supplier of laminate material requested for use by our customers in less than 25% of our production. In addition, we periodically seek alternative supply sources to ensure that we are receiving competitive pricing and service. Adequate amounts of all raw materials have been available in the past and we believe this availability will continue in the foreseeable future.

COMPETITION

         The printed circuit board industry is highly fragmented and characterized by intense competition. Our principal competitors include: DDI, Cirrexx, Harbor, Sanmina and Tyco.

         We believe we compete favorably on the following competitive factors:

o     competitive pricing;

o     capability and flexibility to produce customized complex products;

o     ability to offer time-to-market capabilities;

o ability to offer time sensitive printed circuit board manufacturing capabilities;

o     consistently high-quality product; and

o     outstanding customer service.

         In addition, we believe that our continuous evaluation and early adoption of new or revised manufacturing and production technologies also gives us a competitive advantage. We believe that manufacturers like us, who have the ability to manufacture printed circuit boards using advanced technologies such as blind and buried vias, higher layer count, larger panel size and finer traces and spaces widths have a competitive advantage over manufacturers who do not possess these technological capabilities. We believe these advanced manufacturing and production technologies are increasingly replacing and making obsolete older technologies that do not provide the same benefits. Our future success will depend in large part on whether we are able to maintain and enhance our manufacturing capabilities as new manufacturing and production technologies gain market share.

         Some of our competitors are likely to enjoy substantial competitive advantages, including:

o greater financial and manufacturing resources that can be devoted to the development, production and sale of their products;

o     more established and broader sales and marketing channels;

o more manufacturing facilities worldwide, some of which are closer in proximity to our customers;

o manufacturing facilities which are located in countries with lower production costs; and

o     greater name recognition.

GOVERNMENTAL REGULATION

         Our operations are subject to federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

o     corresponding state agencies.

         To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

EMPLOYEES

         As of November 30, 2002, we had 63 employees, none of whom were represented by unions. Of these employees, 52 were involved in manufacturing and engineering, 5 worked in sales and marketing and 6 worked in accounting, systems and other support capacities. We have not experienced any labor problems resulting in a work stoppage and we believe that we have good relations with our employees.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT EMPLOYEES AND CONTROL
                                    PERSONS

Directors, Officers and Significant Employees

         The names and ages of the our directors, executive officers and significant employees are set forth below.

--------------------------------------------------------------------------------
Name                      Age     Position(s) Held
--------------------------------------------------------------------------------
David M. Marks             35     Chairman of the Board of Directors
--------------------------------------------------------------------------------
Louis J. George            36     President, Chief Executive Officer, Acting
                                  Treasurer and Director
--------------------------------------------------------------------------------
Robert I. Weisberg         56     Director
--------------------------------------------------------------------------------
Stephen Saul Kennedy       35     Vice President Sales
--------------------------------------------------------------------------------

David M. Marks. Mr. Marks has been our Chairman of the Board of Directors since September 15, 2002. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 (the "Trusts") since 1994. The Trusts currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has the responsibility in overseeing all investments by the Trusts with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Louis J. George. Mr. George has been a Director since September 15, 2002 and President, Chief Executive Officer and Acting Treasurer since August 30, 2002. Mr. George joined Tyco International in July, 1998 due to Tyco's acquisition of his then current employer, Sigma Circuits, Inc. His professional career in the printed circuit board industry began in 1983 when he joined Sigma Circuits in June 1983. From October, 2001 through June 2002, Mr. George was the Managing Director of Global Assembly for the Tyco Printed Circuit Group where he had responsibility for four assembly divisions throughout the world manufacturing Backpanel Assemblies and Systems Integration. Prior to this position, from September, 1999 to June 2001, he was the Northern California Director of Operations for Multiple PCB Operations. Prior to that position, from June 1998 through September 1999, Mr. George was the General Manager of the Santa Clara Printed Circuit Operation. Prior to that, from August 1997 through June 1998, he was the Santa Clara Assembly (New Operation). From January 1997 through August 1997, Mr. George was the General Manager of the Santa Clara Flex Operation (New Operation).He has obtained ISO 9000 certification for two facilities and recently TL 9000 at another. With Tyco, Louis actively participated in acquisitions of printed circuit board companies and facility consolidations. At Sigma Circuits, he was involved in the initial public offering and sale of the company.

Robert I. Weisberg. Mr. Weisberg has been a Director since September 15, 2002. Mr. Weisberg is the past Chairman of the Board and President of the Commercial Finance Association, which is the National Trade Association of Asset-based Lending among Banks and Independent Finance Companies. He is President and CEO of ALCO Financial Services, LLC in Larkspur, CA, and also serves on the Board of Directors of Environmental Power Company and Monterey Mutual Funds. Prior to this position Mr. Weisberg spent eight years with Fleet Financial Group as President of Fleet Credit and Executive Vice President of Fleet Bank. During his tenure with Fleet, Mr. Weisberg acquired and sold numerous non-bank entities. Prior to Fleet Mr. Weisberg spent 18 years at Bank of Boston in a variety of capacities in the Commercial Finance, Factoring and Asset-based Lending units. His last three years were spent as President of the Banks operations headquartered in Montreal, Canada and Executive Vice President of the Parent. Mr. Weisberg has served on many corporate and not for profit boards including Environmental Power Group, Monterey Mutual Funds, Pacific Income Advisors, Miriam Hospital, Northeastern University and Langston Hughes Center for the Arts. He is also a Trustee of the Reed Union School District, which includes the towns of Belvedere, Tiburon, and East Corte Madera in the San Francisco Bay Area. Mr. Weisberg holds a B.S. from Northeastern University and is also a graduate of the joint program of the Graduate School of Credit and Financial Management between Harvard University and Williams College.

Stephen Saul Kennedy. Mr. Kennedy has been an employee of our predecessor companies SVPC and Circuit Systems Inc. since 1988. Mr. Kennedy was a top Sales Manager and Sales Executive for SVPC and subsequently Circuit Systems Inc. Since 1988 Mr. Kennedy has worked as both as an Inside and Outside Sales Executive as well as overall sales management for the SVPC. He has been instrumental in SVPC's sales growth from 1988 to 1999. Mr. Kennedy holds a B.S. in Economics from Santa Clara University and was a Commissioned Officer in the United States Army.

STOCK OPTION PLANS

2002 Stock Option Plan

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan pursuant to which selected employees, officers, directors and consultants of the Company of the Company or any parent or subsidiary thereof, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Company common stock in order to attract and retain the services or advice of such employees, officers, directors and consultants and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates.

         The 2002 Stock Option Plan shall be administered by the Board of Directors of the Company or a committee of two or more members of the Board of Directors. It is the intention of the Company that the 2002 Stock Option Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The aggregate amount of common stock to be delivered upon the exercise of all options granted under the 2002 Stock Option Plan shall not exceed 1,000,000 shares of common stock. Options granted under the 2002 Stock Option Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Unless otherwise determined by the plan administrator, the options granted under the plan shall have a term of ten years and shall be exercisable in whole or in part, subject to the vesting provisions to be set forth in the relevant option agreement. However, if incentive stock options are granted under the plan to employees who own greater than 10% of the total combined voting power of all classes of stock of the Company or an affiliate thereof, the term of such incentive stock option shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the common stock at the time of grant of the incentive stock option. The exercise price shall be paid in cash, unless otherwise permitted by the plan administrator, consistent with applicable law.

         Options granted under the 2002 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Upon termination of an optionee's relationship with the Company other than for cause, death or total disability, such optionee's options shall expire three months after the date of such termination (unless earlier terminated by its terms) with respect to any unexercised portions thereof. If an optionee is terminated for cause, any option granted under the 2002 Stock Option Plan shall automatically terminated as of the first discovery by the Company of any reason for termination for cause, and such optionee shall thereupon have no right to purchase any shares pursuant to such option. Upon termination of an optionee's relationship with the Company because of death or total disability, the optionee's options shall not terminate or cease to be treated as an incentive stock option, as applicable, until the end of the 12 month period following such termination (unless by their terms they sooner terminated and expired).

         Upon a merger (subject to limited exception), acquisition of property or stock, consolidation, separation, reorganization or liquidation of the Company as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their shares of common stock, any option granted under the 2002 Stock Option Plan shall terminate but each optionee shall have the right to exercise all or part of any options (whether or not fully vested) immediately prior to such event. If the stockholders receive capital stock in another corporation after a transaction (subject to limited exception) involving the merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted under the 2002 Stock Option Plan shall be converted into options to purchase shares of common stock in such other corporation subject to appropriate adjustment provided the converted options shall be fully vested upon such conversion, unless otherwise determined by the Board of the Company prior to such conversion.

         The adoption of the 2002 Stock Option Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003. Unless sooner terminated by the Board, the 2002 Stock Option Plan shall terminate on November 18, 2012.

2002 Stock Option Plan for Non-Employee Directors

         On December 18, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan for Non-Employee Directors (the "2002 Directors Plan") to promote the interests of the Company and its stockholders by increasing the interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company. The 2002 Directors Plan shall be administered by the Board of Directors. Only directors of the Company who are "Non-Employee Directors", as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934. The Board has authorized an aggregate of 450,000 shares of common stock to be available for issuance upon the exercise of options granted under the 2002 Directors Plan.

         The 2002 Directors Plan shall be administered by the Board of Directors of the Company, provided however that the Board of Directors has no discretion with respect to the selection of directors to receive options or the number or price of the options to be granted under the 2002 Directors Plan. The Secretary of the Company is authorized to implement the Plan in accordance with its terms. It is the intention of the Company that the 2002 Directors Plan comply in all respects with Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended.

         Options granted under the 2002 Directors Plan shall be non statutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986. The purchase price per share shall be 100% of the fair market value per share on the date the option is granted. The option price will be paid in cash. Unless otherwise specified in the option, 50% of the options granted under the 2002 Directors Plan shall be exercisable, in whole or in part, commencing of the first anniversary of the date of the grant and the remaining 50% on the second anniversary of the date of the grant, and shall be so exercisable until the date ten years from the date of the grant. On termination of a 2002 Directors Plan participant's service as a Director for any reason, all vested options shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that the options shall not be exercisable beyond the 10 year period.

         Options granted under the 2002 Director Plan may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p)) of the Internal Revenue Code of 1986, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall not be subject to execution, attachment or similar process.

         Options granted under the 2002 Director Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the plan administrator shall deem advisable consistent with the terms of the plan. Each option granted under the 2002 Director Plan shall be subject to the requirement, if the Board of Directors determines, that the listing of the option shares upon any securities exchange, or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, no such option may be exercised without such listing, consent or approval.

         The Plan may be amended by the Board of Directors; provided that the Board may not, without the consent of the stockholders of the Company, increase the number of shares which may be purchased pursuant to options, change the requirement to price the options at fair market value, modify the class of individuals who are eligible to receive options, or materially increase the benefits accruing to participants under the 2002 Directors Plan.

         The adoption of the 2002 Directors Plan remains subject to approval by stockholders holding a majority of the Company's common stock, which is expected to occur at the Company's annual meeting of stockholders to be held in 2003.


                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities for the years ended August 31, 2001 and 2002 of the Chief Executive Officer and of each executive whose annual compensation in 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                              Annual Compensation


                                    Annual Compensation                          Long Term Compensation Incentive
                        -------------------------------------------- ---------------------------------------------------------
       Name and                                          Other           Long       Options       Plan           Other
       Principal                                        Annual        Stock Term      SARs       Payouts      Compensation
       Position         Year    Salary     Bonus     Compensation      Award(s)
----------------------------------------- -------- ------------------- ------------ ----------- ----------- ------------------
Louis J. George,        2002    $623(1)      0             0                0           0           0            $39,981
President, Chief
Executive Officer,
and Acting Treasurer
Director

Stephen S. Kennedy      2002    $538(2)      0             0                0           0           0            $41,123
Executive
Vice-President

John Winchester(3)      2002       0         0             0                0           0           0               0
Former President,
Director
------------------------------------------------------------------------------------------------------------------------------

(1) Mr. George was appointed President and Chief Executive Officer as of August 30, 2002 upon completion of the merger with Titan EMS, Inc. $623 represents one day's earnings based on an annual salary of $165,000 computed based on a 52-week year and a 5-day work week. Other compensation represents the value of options to purchase 350,000 shares of Common Stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007 using the Black Scholes method of valuation.

(2) Mr. Kennedy was appointed Executive Vice-President - Sales as of August 30, 2002. $538 represents one day's earnings based on an annual salary of $140,000 computed based on a 52-week year and a 5-day work week. Other compensation represents the value of options to purchase 360,000 shares of Common Stock with an exercise price of $1.50 per share and an expiration date of July 31, 2007 using the Black Scholes method of valuation.

(3) Mr. Winchester resigned as an officer of the Company effective August 30, 2002 and as a director of the Company effective September 15, 2002.

         No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to our management during the fiscal years ending August 31, 2002, 2001 or 2000.


                             OPTION/SAR GRANT TABLE

 -----------------------------------------------------------------------------------------------------------
 Name                      Number of Securities  % of Total Options/      Exercise or      Expiration Date
                           Underlying            SARs Granted to          Base Price
                           Options/SARs Granted  Employees In Fiscal Year ($/Sh)
  ----------------------------------------------------------------------------------------------------------
 Louis J. George           350,000(1)            49.3%                    $1.50            July 31, 2007
  ----------------------------------------------------------------------------------------------------------
 Stephen Saul Kennedy      360,000(2)            50.7%                    $1.50            July 31, 2007
 -----------------------------------------------------------------------------------------------------------

(1) Issued to Mr. George pursuant to an employment agreement, dated as of August 6, 2002 between Mr. George and Titan; we assumed the obligations under these options pursuant to the terms of the Merger Agreement, see "EMPLOYMENT AGREEMENTS", below.

(2) Issued to Mr. Kennedy pursuant to an employment agreement, dated as of August 12, 2002; we assumed the obligations under these options pursuant to the terms of the Merger Agreement, see "EMPLOYMENT AGREEMENTS", below.

EMPLOYMENT AGREEMENTS

         Pursuant to the terms of an Agreement, dated as of August 6, 2002, between Louis George and Titan, assumed by us pursuant to the Merger Agreement, Mr. George is entitled to receive a salary equal to $165,000 per annum and received an option to purchase 350,000 shares of our Common Stock, with an exercise price of $1.50 per share, expiring on July 31, 2007. The agreement provides for a 5-year term subject to earlier termination by either party. In the event that Mr. George's employment is terminated without cause, Mr. George is entitled to receive severance pay and continued employee benefits for a period of six (6) months after such termination.

         Pursuant to the terms of an Agreement, dated as of August 12, 2002, between Stephen S. Kennedy and Titan, assumed by us pursuant to the Merger Agreement, Mr. Kennedy receives a salary equal to $140,000 per annum and received immediately exercisable options to purchase 360,000 shares of our Common Stock, at an exercise price of $1.50 per share, expiring on July 31, 2007. The agreement provides for a 5-year term subject to earlier termination by either party. In the event that Mr. Kennedy's employment is terminated without cause, Mr. Kennedy is entitled to receive severance pay and continued employee benefits for a period of six (60 months after such termination.

DIRECTOR COMPENSATION

         During the year ended August 31, 2002 and as of the date of this report, directors received no compensation for their services.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Our policy is to enter into transactions with related parties on terms that, on the whole, are more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

         In June 2002, Titan entered into a loan and security agreement with Alco Financial Services ("Alco"), an entity owned by a member of our Board of Directors. Under the terms of the agreement, Titan can borrow up to the sum of
(1) 80% of the net face amount of Titan's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. The loan carries an interest of the greater of (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2003. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by the accounts receivable and inventory of Titan. Titan is subject to certain restrictions and covenants. As of August 30, 2002, the outstanding balance of the loan was $733,684. During the year ended August 30, 2002, Titan paid interest and financing costs of $202,515 to Alco. As of November 30, 2002, the balance of the loan was $936,171.

         Our manufacturing facility is leased by us on a month to month basis from Ohio Investors of Wisconsin LLC, a related party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of January 9, 2003 with respect to the beneficial ownership of the outstanding shares of our Common Stock by (i) each person known by us to beneficially own five percent (5%) or more of the outstanding shares; (ii) our officers and directors; and (iii) our officers and directors as a group.

         As used in the table below, the term "beneficial ownership" means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.


              Name and Address of                   Shares of Common Stock           Percentage of Class
                Beneficial Owner                      Beneficially Owned            Beneficially Owned(1)
                ----------------                      ------------------            ---------------------

David M. Marks                                           9,189,352(2)                       71.5 %
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

Louis J. George                                            401,000(3)                        3.0%
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

Robert I. Weisberg                                               0                           0.0%
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

Irrevocable Children's Trust                             5,937,334(4)                       46.2%
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

Ohio Investors of Wisconsin LLC                          2,321,528(5)                       18.1%
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

SVPC Partners LLC                                          800,000                           6.2%
c/o Ventures-National Incorporated
 1855 Norman Avenue
 Santa Clara, CA, 95054

All Directors and Executive Officers as a Group          9,590,352(2),(3)                   74.6%
As a group (4 persons)

--------------
(1) Calculated based upon 12,849,797 shares of common stock outstanding as of January 9, 2002.

(2)  Includes (i) 5,800,000 shares held by Irrevocable
     Children's Trust ("ICT"), of which Mr. Marks is the trustee with voting and dispositive powers with respect to the shares of Common Stock that it holds directly or indirectly; (ii) 137,334 shares issued by us to ICT in consideration for the cancellation of $103,000 of indebtedness of Titan EMS; (iii) 2,321,528 shares held by Ohio Investors, which is controlled by ICT (issued by us in consideration for the cancellation of $1,741,146 of indebtedness of Titan EMS); (iv) 800,000 shares held by SVPC Partners LLC, which is controlled by ICT; (v) 123,823 shares held by Phoenix Business Trust, which is controlled by ICT; and (vi) 6,667 shares held by Forest Home Investors I, LLC, which is controlled by ICT.
(3) Includes 50,000 shares of Common Stock received in consideration for Mr. George's contribution of certain assets into Titan EMS prior to the Effective Time and options to purchase up to 350,000 shares of Common Stock at a purchase price of $1.50 per share exercisable through July 31, 2007 granted pursuant to Mr. George's employment agreement with Titan EMS (we assumed the obligations under Mr. George's option agreement with Titan EMS pursuant to the Merger Agreement), and 1,000 shares purchased by Mr. George on the public market.
(4) Represents 5,800,000 shares issued by us to ICT in connection with the Merger and 137,334 shares issued by us to ICT in consideration for the cancellation of $103,000 of indebtedness of Titan EMS
(5) Represents shares issued by us in consideration for the cancellation of $1,741,146 of indebtedness of Titan EMS.


                            SELLING SECURITY HOLDERS

         The following table sets forth the number of shares that may be offered for sale from time to time by the selling stockholders. The shares offered for sale are currently issued and constitute all of the shares known to us to be beneficially owned by the respective selling stockholders. None of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors, except as indicated.

           Selling Stockholder                           Number of Shares Held
           -------------------                           ---------------------

           Gregory P. Paynter                                   13,500

           Edward J. Garofolo                                   12,000

           Stacy Mamakos-Martin                                 10,000

           Martin McNeill                                       25,000

           Daniel Forst                                         32,000

           Barry Forst                                          40,000

           Barry Forst & Sherrie Forst                         140,000

           Lorraine Szocik                                     100,000

           Joseph B. French & Arleen N. French                  40,000

           Peter Cardasis                                       10,000

           Douglas Arthur Newton                                50,000

           Jessica Hackel                                       80,000

           Selling Stockholder                           Number of Shares Held
           -------------------                           ---------------------

           Andrew Hackel                                        80,000

           Robert Hackel                                        40,000

           Eileen Bogas                                        100,000

           Sag Hill (Partnership - Barry Forst,                 40,000
           Martin McNeill - Members)

           Joe Py                                              200,000

           David S. Hungerford                                 200,000

           Gregory B. Jacobs(1)                                200,000

           Noah Fisch                                            8,000

           Amy Fisch                                             8,000

           Robert Wittrock & Catherine Wittrock                 13,400

           Douglas C. Neefe                                     20,000

           William E. Harnish Acoustical, Inc.                  66,667

           Joan Graham                                          33,333

           Joel L. Gold                                        266,667

           Bailey Allard                                        13,333

           Revenue Catalysts, Inc.                              13,333

           John and Cati Wolfe                                  10,000

           Michael P Hummenik                                   27,000

           David S. Hungerford                                 133,333

           John E Larson                                        10,000

           Jeana Rafanello                                      12,000

           Krista Rafanello                                     12,000

           Jeana Rafanello c/o Breana Robinson                  12,000

           Florence Dennis                                       4,000

-----------
1 Mr. Jacobs served as a director of the Company from September 15, 2002 to January 10, 2003.

           Selling Stockholder                           Number of Shares Held
           -------------------                           ---------------------

           Joyce Forst                                             8,000

           Star Associates, LLC(2)                                13,333

           Lawrence & Garnett McFall                              13,333

           Charter Capital Resources Inc.                         13,334

           West End Opportunity Fund                             200,000

           Fred Kurdish                                          100,000

           Guy Crawford(3)                                        25,000

           Arthur P. Fisch                                        16,000

           Irma Gottesfeld                                        13,334

           Robert S. Brown(4)                                      6,667

           Coast Convertible                                     266,667

           Frank Crivello                                         13,334

           JP Patty                                               26,667

           R.F. Lafferty & Co., Inc. (5)                         120,000

           Dunlap & Kieft, Inc.(6)                               100,000

           Reitler Brown LLC(7)                                   48,753

           Star Associates, LLC(8)                               350,000
                                                              ----------

           Total                                               3,409,987
                                                              ==========
------------
2   Financial consultant to the Company.
3   Employee of R. F Lafferty Co., Inc., Financial consultant to the Company.
4   Member of Reitler Brown LLC, Legal advisor for the Company.
5   Financial consultant to the Company.
6   Consultant to the Company.
7 Legal advisor to the Company. Represents 48,753 shares of Common Stock issuable upon exercise of a warrant having an exercise price of $1.50 per share and an expiration date of January 9, 2008.
8 Financial consultant to the Company. Represents 350,000 shares of Common Stock issuable upon exercise of a warrant having an exercise price of $2.00 per share and an expiration date of August 31, 2007.

                              PLAN OF DISTRIBUTION

         We have filed the registration statement of which this prospectus forms a part with respect to the sale of the shares by the selling stockholders. There can be no assurance, however, that the selling stockholders will sell any or all of the offered shares.

         We will not use the services of underwriters or dealers in connection with the sale of the shares registered hereunder. we will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commission and other similar expenses incurred by them.

         In offering and selling the shares, the selling stockholders will act as principals for their own accounts and may sell the shares through public or private transactions, on or off established markets, at prevailing market prices or at privately negotiated prices. The selling stockholders will receive all of the net proceeds from the sale of the shares and will pay all commissions and underwriting discounts in connection with their sale.

         The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell the shares through customary brokerage channels, including broker/dealers acting as principals (who then may resell the shares), in private sales, in transactions under Rule 144 under the Securities Act, or in block trades in which broker/dealer engaged will attempt to sell the shares as agent but position and resell a portion of the block as principal to facilitate the transaction. The selling stockholders and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

         From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker dealer acts as agent for he purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder. Broker dealers who acquire shares as principals may thereafter resell those shares from time to time in transactions in the over-the-counter market or otherwise and at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or negotiated transactions and, in connection with those resells, may pay to or receive from the purchasers of those shares commissions as described above.

         At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholders will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

        The selling stockholders and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders and any other person. Furthermore, Regulation M of the Securities Exchange Act of 1934 may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to 5 business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

                                LEGAL PROCEEDINGS

         There is no past, pending or, to the knowledge of the Company, threatened litigation or administrative action (including litigation or action involving the Company's officers, directors or other key personnel) which in the opinion of the Company's management has had or is expected to have a material effect upon the Company's business, financial condition or operations.

         On September 19, 2002, SVPC Partners, LLC, a predecessor company and SVPC Circuit Systems, Inc. its subsidiary, were sued in Superior Court by Ms. Dana Ward who made a claim in the Superior Court of California, County of Santa Clara, alleging wrongful termination of employment and seeking unlimited damages. The Company believes the case to be without merit and intends to vigorously defend the suit.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for us by Reitler Brown LLC, New York, New York. Reitler Brown represents the Company in connection with matters other than this offering and owns beneficially and of record a warrant to purchase an aggregate of 48,753 shares of our common stock at the exercise proce of $1.50 per share, and Robert Steven Brown, a member of Reitler Brown LLC, owns beneficially and of record 6,667 shares of our common stock. See "Selling Security Holders"

                                     EXPERTS

         The financial statements and schedules included in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Stonefield Josephson, Inc., independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this act, file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy all or any portion of the aforementioned registration statement, as well as such periodic reports, proxy statements, or any other information at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

                            DESCRIPTION OF SECURITIES

         The Company has one class of securities authorized, consisting of 950,000,000 shares of $0.001 par value common voting stock. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors. Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. All shares of the common stock now outstanding are fully paid and non-assessable.

         No Provisions Limiting Change of Control

         There is no provision in the Company's Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of the Company.

         Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117.

         Options, Warrants or Calls

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company Common Stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services.

         On August 6, 2002, Titan granted to Mr. Louis George options to purchase up to 350,000 shares of Titan common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions.

         Effective as of August 12, 2002, Titan granted to Mr. Stephen Saul Kennedy, its executive vice president-sales, options to purchase up to 360,000 shares of Titan common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions.

         On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of Common Stock to employees of Titan in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant.

         In October, 2002, we agreed to issue Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of Common Stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a Form S2-B or Form S-8 covering the shares of Common Stock underlying the warrants. This warrant was issued on January 9, 2003.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of Common Stock for an aggregate purchase price of $100,000 issued to William Mark in exchange for consulting services.

         On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant,, to Messrs. Robert Weisberg and Gregory Jacobs pursuant to the Company's 2002 Directors' Stock Option Plan, subject to stockholder approval of the Company's 2002 Directors' Stock Option Plan.

         On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2003, 100% vested on the date of grant, pursuant to the Company's 2002 Stock Option Plan, subject to stockholder approval of the Company's 2002 Stock Option Plan.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

History of the Company

         We were organized under the laws of the State of Utah on March 1, 1985, with an initial authorized capital of $100,000, consisting of 100,000,000 shares of one mill ($0.001) par value common voting stock ("Common Stock"). We were formed for the primary purpose of seeking potential business enterprises which in the opinion of our management would prove profitable.

         We filed an S-18 Registration Statement with the Securities and Exchange Commission on May 30, 1985. The Registration Statement became effective on November 15, 1985, and we completed a public offering of certain of our securities on or about March 13, 1986.

         On August 12, 1985, our Articles of Incorporation were amended to increase authorized capital to $500,000, consisting of 500,000,000 shares of Common Stock.

         The Articles of Incorporation were also amended on August 26, 1985, to expand the purposes for which we were organized to include various types of investments. In December 1986, we executed a Letter of Intent with Woroner Technology Corporation of Florida, a Florida corporation and manufacturing and marketing firm of electronic systems and non-electronic products for the military and consumer markets world-wide ("Woroner Technology").

         The Articles of Incorporation were again amended on May 1, 1987, to increase our authorized capital to $950,000, consisting of 950,000,000 shares of Common Stock.

         On May 14, 1987, we acquired all of the outstanding common stock of Woroner Technology through an exchange of our Common Stock pursuant to an Agreement and Plan of Merger. We succeeded to the business operations of Woroner Technology and were subsequently involved in the manufacturing and sale of these products in military and consumer markets until 1990, when these operations proved to be unsuccessful and were discontinued.

         We were inactive from 1990 until a court ordered annual meeting of the stockholders was duly called and held on March 9, 2000, at which a new Board of Directors was elected. At a special meeting of the newly constituted Board of Directors held April 20, 2000, the fiscal year of we also changed from February 28 in each year to June 30 in each year; and we once again became a developmental stage company, following our reinstatement as a corporation in good standing under the laws of the State of Utah.

         Effective February 22, 2002, we effected a reverse split of our outstanding Common Stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of Common Stock to 99,211 shares.

         On June 28, 2002, we entered into a letter of intent with Titan EMS, Inc., a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards.

         Effective August 30, 2002 (the "Effective Time"), through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation ("AcquisitionCo"), we acquired all of the capital stock of Titan through an exchange of our Common Stock pursuant to an Agreement and Plan of Merger (the "Merger"). In connection with the Merger, our fiscal year was also changed from June 30 in each year to August 31 in each year.

         We transmitted the information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our holders of record on September 5, 2002.

         Since the recommencement of our developmental stage in March 2000, and until completion of our acquisition of Titan in August 2002, we did not engage in any material business operations other than seeking potential acquisition or merger candidates, and as of August 30, 2002, we had no assets and had liabilities of $9,660.

         In connection with the Merger, AcquisitionCo merged with and into Titan through the exchange of 6,880,490 shares of our Common Stock for all of Titan's outstanding shares of common stock.

         Upon the effectiveness of the Merger, the former executive officers resigned from their respective positions with us and the executive officers of Titan were duly elected as their successors as follows: David M. Marks, Chairman of the Board, and Louis J. George - President, Chief Executive Officer and Acting Treasurer. Our directors immediately prior to the Effective Time irrevocably resigned effective as of the close of business on September 15, 2002 and the following directors of Titan at the Effective Time were elected as our directors commencing at the close of business on September 15, 2002, each to serve until their respective successors shall have been elected and qualified:
Mr. Marks, Mr. George, Gregory B. Jacobs, and Robert I. Weisberg. Mr. Jacobs resigned as a director on January 10, 2002.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan, converted indebtedness owed by Titan into shares of Titan common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively.

         Immediately after the Effective Time, each of Ohio Investors of Wisconsin LLC ("Ohio Investors") and Irrevocable Children's Trust ("ICT") converted certain outstanding indebtedness of Titan into shares of our Common Stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of Common Stock to Ohio Investors and 68,667 shares of Common Stock to ICT. The conversion price at which Ohio Investors and ICT agreed to convert our indebtedness into shares of Common Stock was initially determined by reference to our then contemplated offering price of Units (as defined below) to be issued in a private placement. On October 28, 2002, we revised the offering price to $0.75 per share of Common Stock. Accordingly, on December 9, 2002, we entered into a letter agreement with each of ICT and Ohio Investors to provide for the issuance of 1,160,764 additional shares to Ohio Investors and 68,667 additional shares of Common Stock to ICT, to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The Shares related to the conversion of these debts were issued subsequent to August 31, 2002 include the corresponding effect of the translation.

         Upon the effectiveness of the Merger, we commenced a private placement (the "Private Placement") offering of units (each, a "Unit"), each Unit being comprised of one share of Common Stock and a 5-year warrant to purchase one share of Common Stock at an exercise price of $1.50 per share. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of Common Stock (without Common Stock purchase warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the private placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of Common Stock at $0.75 per share. On close of the Private Placement on January 9, 2002, we sold 2,791,234 shares of Common Stock in the Private Placement for aggregate gross proceeds of $2,093,426.

History of Titan and Its Predecessor SVPC Partners, LLC

         Titan is a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly.

         Beginning in 2001, Titan, through its predecessor SVPC Partners LLC, a Delaware limited liability company that commenced its operations in July 2001 ("SVPC"), began acquiring cutting edge technology equipment, processes, customer lists and orders from competitors unable to remain in business principally due to a severe market downturn and excessive levels of indebtedness. On July 16, 2001, SVPC acquired all of the assets of SVPC Circuit Systems, Inc. and certain assets of Circuit Systems, Inc. ("CSI") pursuant to a combined approved bankruptcy court sale. After acquiring SVPC Circuit Systems, Inc. and certain assets of CSI, Titan acquired certain system integration division assets out of bankruptcy from creditors of Paragon Electronic Systems, Inc.

         On August 6, 2002, Titan acquired all of the non-real estate assets and assumed all of the non-term loan liabilities of SVPC in exchange for the issuance to SVPC of 800,000 shares of Titan common stock, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6, 2002.

         In connection with the contribution, certain consents had not been received as of the closing date. Titan and SVPC have agreed that if such agreements are not received or they are such that the value of the contribution is detrimentally affected, SVPC will return shares in an amount equal to the resulting damages based on a value of $1.50 per share. We expect to be able to obtain all requisite consents.

         On August 6, 2002, Titan acquired certain intangible assets contributed by Louis George, our President and Chief Executive Officer, in exchange for 50,000 shares of Titan common stock valued at $1.50 per share, pursuant to the terms and conditions of a Contribution Agreement and Assignment and Assumption of Liabilities dated August 6.

                             DESCRIPTION OF PROPERTY

         Our current facilities are as follows:

------------------------------------------------------------------------------------------------------
  LOCATION           SQUARE FEET          PRIMARY USE                  LEASE TERMS
------------------------------------------------------------------------------------------------------
 Santa Clara, CA     15,860               Current Office               Lease expires May 31, 2005;
                                                                       lease payment of $15,840 per
                                                                       month.
------------------------------------------------------------------------------------------------------
 Santa Clara, CA     14,721               Current Manufacturing        Month to month lease, with
                                          Facility                     Ohio Investors; lease payment
                                                                       of $20,000 per month.
------------------------------------------------------------------------------------------------------
 Fremont, CA         27,984               Upon Relocation,             Sub-lease expires January,
                                          Manufacturing                2009; lease payment of
                                          Facility/Office              $15,111 per month.
------------------------------------------------------------------------------------------------------
 Fremont, CA         28,176               Upon Relocation,             Month to month lease; lease
                                          Potential Backplane          payment of $10,000 per month.
                                          Assembly Facility
------------------------------------------------------------------------------------------------------

         Our front offices and our manufacturing facilities are currently located in Santa Clara, California. We are planning to relocate our offices and our manufacturing plant into a single facility formerly occupied by Tyco Electronics Inc. in Fremont, California, in connection with which we executed a sublease on July 26, 2002. Our occupancy is subject to the consent and approval of the City of Fremont, California. We have the ability at a later date to utilize the existing Santa Clara building at 1855 Norman Ave. and the assembly equipment that has already been purchased to house our consigned kit proto-type rigid and rigid-flex assembly operations.

         We believe that our present facilities located in Santa Clara, California, that will be moved to a state of the art printed circuit board manufacturing facility in Fremont, California during the first quarter of calendar year 2003, are adequate for our current operating needs and continued near term growth. Titan's printed circuit board facility in Santa Clara is ISO 9002 certified and UL94VO Listed on the common laminates required in manufacturing most high-tech printed circuit boards. These certifications are standards related to management, production and quality control, among others.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our shares are traded on the OTC Bulletin Board, the symbol is TTGH. Our shares have been traded on the OTC Bulletin Board since September 21, 2002. Prior to September 21, 2002, there was no "public market" for shares of our Common Stock. The following table sets forth, for the periods indicated, the high and low sales prices for the Common Stock since September 21, 2002:

--------------------------------------------------------------------------------
                           2003                2002                 2001
-------------------------------------------------------------------------------
       Period       High       Low       High        Low        High     Low
-------------------------------------------------------------------------------
First Quarter        $2.95     $2.10      N/A        N/A         N/A     N/A
-------------------------------------------------------------------------------
Second Quarter       N/A       N/A        N/A        N/A         N/A     N/A
-------------------------------------------------------------------------------
Third Quarter        N/A       N/A        N/A        N/A         N/A     N/A
-------------------------------------------------------------------------------
Fourth Quarter       N/A       N/A        $3.50      $1.50       N/A     N/A
-------------------------------------------------------------------------------


The quotations reflect inter-dealer prices, without retail markups, markdowns, or commissions and do not necessarily represent actual transactions. The quotations were derived from the Standard & Poor's ComStock, Inc. & Media General Financial Services.

         We estimate that as of January 9, 2003, there were approximately 1240 holders of record of the Common Stock.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITY

         Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation. Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

         Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well. Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.

         Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well. Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role. Article V of the Company's Bylaws makes the provisions of
Section 16-10a-902(1) mandatory with respect to the indemnification of Company directors and executive officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

         On September 16, 2002, as a result of the Merger, the Board of Directors dismissed Mantyla McReynolds LLC, which served as our independent public accountants since August 22, 2001 and engaged Stonefield Josephson, Inc. The decision to retain this accountant was approved by the Board of Directors. During our two most recent fiscal years prior to the date of engagement, and the subsequent interim period prior to engaging this accountant, neither we (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.

         The reports issued by Mantyla McReynolds LLC on the financial statements for the past two fiscal years of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, however, their opinion on the financial statements for the years ended June 30, 2002 and 2001 contained an uncertainty that stated "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, minimal assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         In connection with our audits for the years ended June 30, 2002 and 2001, and during the subsequent interim period preceding the dismissal there were no disagreements with on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mantyla McReynolds LLC, would have caused Mantyla McReynolds LLC to make reference thereto in their report on the financial statements for such years or such interim periods.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          INDEX TO FINANCIAL STATEMENTS


Three Months Ended November 30, 2002 and 2001

         Unaudited Condensed Consolidated Balance Sheet.....................F-2
         Unaudited Condensed Consolidated Operations........................F-3
         Unaudited Condensed Consolidated Statements of Cash  Flows.........F-4
         Notes to Unaudited Condensed Consolidated Financial Statements.....F-6

Year Ended August 31, 2002 and period From March 27, 2001
(Inception) to August 31, 2001

         Independent Auditors' Report.......................................F-11
         Consolidated Balance Sheet.........................................F-12
         Consolidated Statements of Operations..............................F-13
         Consolidated Statements of Stockholders' Deficits..................F-14
         Consolidated Statements of Cash Flows..............................F-15
         Notes to Consolidated Financial Statements.........................F-17

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                November 30,
                                                                    2002

ASSETS
Current assets:
  Cash and cash equivalents                                          $  477,318
  Accounts receivable, net                                            1,213,223
Inventories, net                                                        262,556
  Deferred cost                                                          69,190
Other current assets                                                     28,075
                                                                     ----------
Total current assets                                                  2,050,362

Property, equipment and improvements, net of
   accumulated depreciation and amortization                          2,535,537

Intangible assets, net of accumulated amortization                       46,721

Other assets                                                            137,572
                                                                     ----------
                                                                     $4,770,192
                                                                     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses                                $1,172,729
Loans and notes payable to related parties                            3,039,977
Current portion of long-term debt                                       175,142
Current portion of capital lease obligations                            144,227
                                                                     ----------
Total current liabilities                                             4,532,075

Long-term debt, less current portion                                     89,217
Capital lease obligations, less current portion                         289,403
Stockholders' equity (deficit):
  Common stock, $0.001 par value, 950,000,000
  Shares authorized; 8,969,101 issued and outstanding                     8,969
Additional paid-in capital                                            2,671,777
Accumulated deficit                                                  (2,821,249)
                                                                     ----------
         Total stockholders' deficit                                   (140,503)
                                                                     ----------
                                                                     $4,770,192
                                                                     ==========

See accompanying notes to unaudited condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                    Quarter Ended
                                                                     November 30
                                                               2002              2001
                                                               ----              ----

Revenue                                                      $2,077,169      $1,978,097

Cost of revenue                                               1,965,542       1,774,902
                                                             ----------      ----------

Gross profit                                                    111,627         203,195
                                                             ----------      ----------

Operating expenses:
   Sales and marketing                                          247,824         225,028
   General and administrative                                   306,655         183,894
   Non-recurring costs                                          613,503          23,153
                                                             ----------      ----------
                                                              1,167,982         432,075
                                                             ----------      ----------

Loss from operations                                         (1,056,355)       (228,880)
                                                             ----------      ----------

Other income (expense)
   Interest expense                                             (56,983)       (124,558)
   Miscellaneous                                                    640          10,209
                                                             ----------      ----------

   Total other income (expense)                                 (56,343)       (114,349)
                                                             ----------      ----------


Net loss                                                    $(1,112,698)      $(343,229)
                                                            ===========       =========

Net loss per share - basic and diluted                      $     (0.15)      $   (0.43)

Number of weighted average shares - basic and diluted         7,428,163         800,000


See accompanying notes to unaudited condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                       Quarter Ended
                                                                                        November 30
                                                                                2002                 2001
                                                                                ----                 ----
Cash flows provided by (used for) operating activities
   Net loss                                                                  $ (1,112,698)          $ (343,229)
   Adjustments to reconcile net loss to net cash provided by (used for)
     operating activities:
                  Depreciation and amortization                                    93,549              117,128

                  Non-cash compensation                                           427,500                   --
Changes in assets and liabilities:
   (Increase) decrease in assets
                  Accounts receivable                                              24,527              308,694
                  Inventories                                                      35,444              (35,675)
                  Deferred costs                                                  (34,190)                  --
                  Other current assets                                             51,187               26,953
                  Other assets                                                     (6,513)              28,306
   Increase (decrease) in liabilities
                  Accounts payable and accrued expenses                           110,950              108,453
                                                                             ------------          -----------

                  Total adjustments                                               702,454              553,859
                                                                             ------------          -----------

                  Net cash from (used by) operating activities                   (410,244)             210,630
                                                                             ------------          -----------

Cash flows provided by (used for) investing activities:
   Purchases of fixed assets                                                     (137,624)             (44,134)
                                                                             ------------          -----------

                  Net cash used by investing activities                          (137,624)             (44,134)
                                                                             ------------          -----------

Cash flows provided by (used for) financing activities:
   Principal proceeds on line of credit from related party                        202,487                   --
   Payments on notes and loans payable                                             (1,308)                  --
   Proceeds from long-term debt                                                        --               65,372
   Payments on capital lease obligations                                          (17,252)             (24,199)
   Repayments of loans payable to related parties                                      --             (167,500)
   Proceeds from Private Placement Offering                                       764,552                   --
                                                                             ------------          -----------

                  Net cash provided by financing activities                       948,479             (126,327)
                                                                             ------------          -----------

   Net increase (decrease) in cash                                                400,611               40,169
   Cash, beginning of quarter                                                      76,707              180,134
                                                                             ------------          -----------

   Cash, end of quarter                                                      $    477,318          $   220,303
                                                                             ============          ===========

See accompanying notes to unaudited condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                   (Unaudited)



                                                                   Quarter Ended
                                                                    November 30
                                                               2002           2001
                                                               ----           ----
Supplemental disclosure of cash flow information:

         Interest paid                                        $ 56,983       $124,558

Non-cash activities:

         Issuance of common stock for consulting fees
                                                              $427,500             --

         Issuance of common stock for debt conversion
                                                              $300,000             --


See accompanying notes to unaudited condensed consolidated financial statements.

                         VENTURES-NATIONAL INCORPORATED
                       (dba TITAN GENERAL HOLDINGS, INC.)
         Notes to Unaudited Condensed Consolidated Financial Statements

                                   (Unaudited)


1.  Basis of Presentation and Nature of Business Operations

Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared by Ventures-National Inc., doing business as Titan General Holdings, Inc. ("Titan" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to present fairly the financial position, the results of operations and cash flows of Titan for the period presented. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended August 31, 2002 as filed with the Securities and Exchange Commission. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

         As of November 30, 2002, Titan had a working capital deficit of $2,481,713 and an accumulated deficit of $2,821,249.

         The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

Nature of Business

         We are a manufacturer of time sensitive, high tech, prototype and pre-production printed circuit boards with the equipment capability for expansion to include backplane assembly. We provide time-critical printed circuit board manufacturing services to original equipment manufacturers and electronic manufacturing services providers. Our prototype printed circuit boards serve as the foundation in many electronic products used in telecommunications, medical devices, automotive, military applications, aviation components, networking and computer equipment. Our time sensitive and high quality manufacturing services enable our customers to shorten their time-to-market cycle throughout their product's research and development phase as well as their product's introduction and ramp-up phase, thus increasing their competitive position. Our focus is on high quality niche printed circuit boards consisting of complex, multi-layered, fine-lines and high-performance materials with delivery cycles between 24 hours and standard 10 day lead times at a competitive price.

         Beginning in the year 2001, Titan began acquiring cutting edge technology equipment and processes from competitors unable to remain in business due to a severe market downturn and overwhelming debt.

         Titan has also obtained customer lists and orders from several of these firms, resulting in new business opportunities. We have no material operations other than those of Titan.

Recently Issued Accounting Standards

         In July 2001, the Financial Accounting Statement Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase, therefore eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. We have implemented the provisions of SFAS No. 141 and have concluded that the adoption does not have a material impact on our financial statements.

         In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. We have implemented the provisions of SFAS No. 142 and have concluded that the adoption does not have a material impact on our financial statements.

         In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. We have implemented the provisions of SFAS No. 143 and have concluded that the adoption does not have a material impact on our financial statements.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. We have implemented the provisions of SFAS No. 144 and have concluded that the adoption does not have a material impact on our financial statements.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. We do not expect the adoption to have a material impact to our financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. We do not expect the adoption of FASB No. 146 to have a material impact to our financial position or results of operations.

2.  Earnings (Loss) Per Common Share

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is calculated by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. Titan has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflect a stock split of 3,866.667 to 1 effected February 22, 2002. As of November 30, 2002, Titan had approximately 1,085,000 common stock equivalent shares.

         For the quarter ended November 30, 2001, the Company was not a publicly traded entity. Therefore, basic loss per common share and diluted loss per common share presented for the quarter ended November 30, 2001, calculated on the same basis as the quarter ended November 30, 2002, is presented pro-forma only.

3.  Private Placement Offering and Common Stock Transactions

         As of November 30, 2002, we raised $1,064,552 from our private placement offering (the "Private Placement") and issued 1,419,400 shares of Common Stock at $0.75 per share. Of the total raised to date, we received $764,552 during the quarter ended November 30, 2003 and $300,000 during August 2002. We expect to close our Private Placement in January 2003. A portion of the funds raised through November 30, 2002 have been used for operating activities.

         The Company also had two non-interest bearing loans payable totaling $300,000, ($150,000 each) which were converted to 400,000 shares of common stock at $0.75 per share. Such conversions are reflected in the unaudited Balance Sheet at November 30, 2002.

4.  Loans and Notes Payable - Related Parties

         On June 28, 2002, Titan entered into a loan and security agreement (the "Agreement") with Alco Financial Services, an entity owned by a member of its Board of Directors, and paid a loan fee of $24,000 which is being amortized to interest expense at $2,000 per month. Under the terms of the Agreement, the Company can borrow up to the sum of (1) 80% of the net face value of the Company's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or
(ii) 50% of eligible inventory. The Agreement carries an interest rate of the greater of (a) 3.5% over the prime rate, which is defined as the prime rate stated on the Wall Street Journal, (b) interest rate at the date of the loan agreement, 8.25% or (c) a minimum monthly interest charge of $7,500. The Agreement matures on June 28, 2003 and is secured by all accounts receivable and inventory of the Company. The Company is subject to certain restrictions and covenants. During the quarter ended November 30, 2002, the Company amortized loan fees of $6,000 and paid interest of $38,946. The outstanding principal balance was $936,171 at November 30, 2002.

         At November 30, 2002, the Company owed approximately $353,000 of a non-interest bearing loan to a major shareholder. In December 2002, approximately $103,000 of the obligation was converted into 137,334 shares of common stock at $0.75 per share.

         At November 30, 2002, the Company owed $1,741,146 to Ohio Investors of Wisconsin, LLC, an affiliate of the Company. In December 2002, the loan was converted into 2,321,528 shares of common stock at $0.75 per share.

5.  Non-Recurring Cost:

Merger Cost

         During the quarter ended November 30, 2002, the Company incurred merger related cost of $503,429 which includes primarily legal and consulting fees.

Other Non-Recurring Cost

         Non-recurring cost also includes certain setup up cost totaling $110,076 for its new facilities located in Fremont, California.

6. Going Concern

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through November 30, 2002, the Company has not been able to generate sufficient revenue from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock through private placements to raise capital in order to fund its operations, it is not known whether the Company will be able to continue this practice, or be able to obtain other types of financing or if its revenue will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management anticipates revenue to grow as a result of additional products offered to its customers after the move to its new facility. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. However, no assurances can be given as to the success of these plans. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

7.  Subsequent Events

         Subject to the approval by the stockholders, on December 18, 2002, the Board of Directors approved an Employee Stock Option Plan (the "ESOP") and a Director Stock Option Plan (the "DSOP"). Subject to such stockholders' approval, Titan can additionally allocated 1,000,000 and 450,000 shares for issuance under the ESOP and DSOP, respectively and conditionally granted 50,000 options under the ESOP and 100,000 options to directors under the DSOP. Condition upon stockholder' approval, such ESOP shares were conditionally granted at $1.50 per share, are subject to ratable vesting over five years and expire ten years from grant date. The DSOP shares were granted at $1.50 per share, were fully vested at the grant date, and expire (subject to earlier termination or exercise) ten years from the grant date.

         The DSOP, contains provisions so that upon first election or appointment to the Board, each newly elected eligible director will be granted an option to purchase 50,000 shares. Immediately following each annual stockholders meeting, commencing with the meeting following the close of fiscal year 2002, an eligible director serving as Chairman of the Board, other than an eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 50,000 shares; and each eligible director, other than an eligible director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 50,000 shares.

         On December 18, 2002, the Board of Directors, subject to approval by the stockholders, approved the grant of 480,000 non-qualified stock options to employees.

         At November 30, 2002, the Company owed approximately $353,000 of a non-interest bearing loan to a major shareholder. In December 2002, approximately $103,000 of the obligation was converted into 137,334 shares of common stock at $0.75 per share.

         At November 30, 2002, the Company owed $1,741,146 to Ohio Investors, an affiliate of the Company. In December 2002, the loan was converted into 2,321,528 shares of common stock at $0.75 per share.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Ventures-National, Inc.
  (dba Titan General Holdings, Inc.)
Santa Clara, California

We have audited the accompanying consolidated balance sheet of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended August 31, 2002 and the period from March 27, 2001 (inception) to August 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ventures-National, Inc. (dba Titan General Holdings, Inc.) as of August 31, 2002, and the results of its operations and its cash flows for the year ended August 31, 2002, and for the period from inception (March 27, 2001) to August 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying consolidated financial statements, the Company' working capital deficit and significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
October 25, 2002

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)

                  CONSOLIDATED BALANCE SHEET - AUGUST 31, 2002

                                     ASSETS

Current assets:
     Cash and cash equivalents                                        $  76,707
     Accounts receivable, net                                         1,237,750
     Inventories, net                                                   297,999
     Deferred cost                                                       35,000
     Other current assets                                                79,262

            Total current assets                                      1,726,718

Property, equipment and improvements, net of accumulated
  depreciation and amortization                                       2,488,201

Intangible assets, net of accumulated amortization                       49,982
Other assets                                                            131,059

                                                                    $ 4,395,960
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                            1,061,777
     Loans and notes payable, including
       $3,127,830 to related parties                                  3,140,914
     Due to related parties                                               9,660
     Current portion of long-term debt                                  131,692
     Current portion of capital lease obligations                       116,078

            Total current liabilities                                 4,460,121

Long-term debt, less current portion                                    120,891
Capital lease obligations, less current portion                         334,805

Stockholders' deficit:
     Common stock, $0.001 par value,
       950,000,000 shares authorized;
       6,979,701 issued and outstanding                                   6,979
     Additional paid-in capital                                       1,181,715
     Accumulated deficit                                             (1,708,551)

            Total stockholders' deficit                                (519,857)
                                                                    $ 4,395,960

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                          From inception
                                                                                   Year ended            (March 27, 2001)
                                                                                   August 31,              to August 31,
                                                                                      2002                     2001
                                                                              ----------------------  ------------------------
Revenue                                                                                $  8,321,292              $    883,487

Cost of revenue                                                                           7,079,941                   580,827
                                                                              ----------------------  ------------------------

Gross profit                                                                              1,241,351                   302,660

Operating expenses:
     Sales and marketing                                                                    851,444                   120,511
     General and administrative expenses                                                  1,123,857                   131,822
     Non-recurring costs                                                                    538,531
                                                                                                                            -
                                                                              ----------------------  ------------------------

Income (loss) from operations                                                            (1,272,481)                   50,327
                                                                              ----------------------  ------------------------

Other income (expense):
     Interest expense                                                                      (484,487)                  (43,203)
     Miscellaneous                                                                           26,167                    15,126
                                                                              ----------------------  ------------------------

            Total other income (expense)                                                   (458,320)                  (28,077)
                                                                              ----------------------  ------------------------

Income (Loss) before provision for income taxes                                          (1,730,801)                   22,250
Provision for income taxes
                                                                                                  -                         -
                                                                              ----------------------  ------------------------

Net income (loss)                                                                      $ (1,730,801)              $    22,250
                                                                              ======================  ========================

Net loss per share - basic and diluted                                                       ($0.26)                    $0.00
                                                                              ======================  ========================

Number of weighted average shares - basic and diluted                                     6,615,598                 6,600,000
                                                                              ======================  ========================

              VENTURES-NATIONAL (dba TITAN GENERAL HOLDINGS, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                      YEAR ENDED AUGUST 31, 2002 AND PERIOD
               FROM MARCH 27, 2001 (INCEPTION) TO AUGUST 31, 2001

                                                                          Additional                           Total
                                                  Common stock              paid-in        Accumulated     stockholders'
                                             Shares         Amount          capital          deficit           equity
                                                                                                             (deficit)

Balance as of March 26, 2001                        -            $ -              $ -              $ -              $ -

Issance of common stock                       800,000            800          898,423                -          899,223

Net income                                          -              -                -           22,250           22,250

Balance as of August 31, 2001,                800,000            800          898,423           22,250          921,473

Acquisition of SVPC
   Partners, LLC assets                     5,800,000          5,800             (800)               -            5,000

Issuance of common stock to
   related party as consulting
   fees at $.10 per share                     100,000            100            9,900                -           10,000

Issuance of common stock for
   compensation to related party
   at $1.5 per share                           50,000             50           74,950                -           75,000

Issuance of common stock
   to pay off loans payable
   to related parties
   at $1.5 per share                          130,490            130          195,605                -          195,735

Reverse acquisition between
   Titan Acquisition Corp. and
   Titan EMS, Inc. on August 30, 2002          99,211             99           (9,759)               -           (9,660)

Issuance of warrants to consultants                 -              -           13,396                -           13,396

Net loss                                            -              -                -       (1,730,801)      (1,730,801)

Balance as of August 31, 2002               6,979,701        $ 6,979      $ 1,181,715      $(1,708,551)       $(519,857)

           VENTURES-NATIONAL, INC. (dba TITAN GENERAL HOLDINGS, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                         From March 27,
                                                                                  Year ended            2001 (Inception)
                                                                                  August 31,              to August 31,
                                                                                     2002                     2001

Cash flows provided by (used for)
  operating activities:
     Net income (loss)                                                                $ (1,730,801)             $    22,250

     Adjustments to reconcile net income (loss)
       to net cash provided by (used for)
       operating activities:
           Depreciation and amortization                                                  433,756
                                                                                                                     65,755
           Bad debt and sales return allowance                                            126,182
                                                                                                                          -
           Loan fees to lender                                                            100,000
                                                                                                                          -
           Non cash compensation                                                           98,396
                                                                                                                          -
           Inventory reserve                                                               20,000
                                                                                                                          -

     Changes in assets and liabilities:
        (Increase) decrease in assets
           Accounts receivable                                                            (227,668)                (210,355)
           Inventories                                                                    142,609                  (124,763)
           Other current assets                                                            35,202                    67,069
           Other assets                                                                  (115,834)                        -

        Increase (decrease) in liabilities
           Accounts payable and accrued expenses                                          578,290
                                                                                                                     94,932
              Total adjustments                                                         1,190,933                  (107,362)

              Net cash used by operating activities                                      (539,868)                  (85,112)

Cash flows provided by (used for) investing activities:
     Purchases of assets pursuant to purchase
       agreement, net of cash received from acquisition                                         -                  (914,970)
     Purchases of fixed assets                                                           (620,417)                        -

              Net cash used by investing activities                                      (620,417)                 (914,970)

Cash flows provided by (used for) financing activities:
     Principal proceeds on notes and loans
        payable from related parties                                                    1,582,419                         -
     Payments on notes and loans payable                                                 (334,730)                  (46,667)
     Payments on long-term debt                                                          (104,693)                   (9,224)
     Payments on capital lease obligation                                                 (91,138)                   (7,979)
     Proceeds from contributions by stockholders                                            5,000                 1,244,086

              Net cash provided by financing activities                                 1,056,858                 1,180,216


                                                                                                         From March 27,
                                                                                  Year ended            2001 (Inception)
                                                                                  August 31,              to August 31,
                                                                                     2002                     2001
Net increase (decrease) in cash                                                       (103,427)                     180,134
Cash, beginning of year                                                                180,134                            -

Cash, end of year                                                                   $   76,707                  $   180,134

Supplemental disclosure of cash flow information:

         Interest paid                                                               $ 504,713                  $    18,792

         Income tax paid                                                             $       -                  $         -

     Non cash activities:

         Loans and notes payable incurred for
           purchase of property and equipment                                        $  15,700                  $   175,000

         Long-term debt incurred for purchase
           property and equipment                                                    $       -                      366,500

         Capital lease obligations incurred for
           purchase of property and equipment                                        $       -                      550,000

         Issuance of common stock for
           consulting fees                                                           $  10,000                    $       -

         Issuance of common stock to related
           party as compensation                                                     $  75,000                    $       -

         Issuance of common stock to related
           parties to pay off debt                                                   $ 195,735                    $       -

         Issuance of common stock for acquisition
          of intangible assets from related party                                    $       -                    $  65,194

         Borrowings from related party to pay off term loan
           term loan                                                                $1,741,146                    $       -


(1)      Organization, Merger Activities and Basis of Presentation:

         Business Activity:

         Ventures-National, Inc. (dba Titan General Holdings, Inc.) (the "Company") was formed on March 1, 1985 as an Utah corporation. Before its wholly owned subsidiary, Titan EMS Acquisition Corp. (Acquisition Corp.), merged with Titan EMS, Inc. (Titan), the Company has no revenue and minimal amount of expenses.

         Titan, a wholly owned subsidiary of Ventures-National, Inc., was formed on March 27, 2001, as a Delaware corporation, with its principal office in Santa Clara, California. In its Santa Clara facilities, Titan manufactures printed circuit boards ("PCB"), with emphasis on time critical production for both prototype and low-to-medium volume orders. Its customers are located throughout the United States with a concentration in California. Currently the Company's operating results are all generated from Titan's operations.

         Merger Activity:

         On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures-National, Inc. ("Ventures"). The Merger became effective on August 30, 2002 at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one option of Venture.

         For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

         The accompanying consolidated financial statements as of August 31, 2002, include the operating results of Titan up to the closing day of August 30, 2002 and the operating results of Ventures after August 30, 2002.

         Basis of Presentation:

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At August 31, 2002, the Company had a working capital deficit of $2,733,403 and an accumulated deficit of $1,708,551.

         Management plans to take the following steps that it believes will be sufficient to provide Titan with the ability to continue its operations:

         Management intends to raise additional equity through a private equity transaction currently being offered to interested investors. Titan plans to use the proceeds of the private equity transaction to expand its current product offering to allow for additional processing services for its customers. Management anticipates revenues to grow as a result of additional customer offerings. Management believes that the private equity financing and new product offerings will enable the Company to generate positive operating cash flows and continue its operations. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

         The accompanying consolidated statements of operations include the consolidated statement of operations for Titan, which includes the operating results of SVPC Partners, LLC (after the acquisition of Circuit Systems) for the period from July 16, 2001 to August 31, 2001. The accompanying consolidated statements of operations also include the operating results of SVPC Partners, LLC from September 1, 2001 to August 6, 2002 (date of merger with Titan), of Titan from August 7, 2002 to August 30, 2002, and of Ventures on August 31, 2002.


(2)      Summary of Significant Accounting Policies:

         Consolidation Policy:

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Titan EMS Acquisition Corp., which merged with Titan EMS, Inc. under a reverse-merger effective August 30, 2002. All material intercompany transactions have been eliminated.

         Use of Estimates:

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Revenue Recognition:

         The Company derives its revenue primarily from the sale of PCBs using customers' design plans and recognizes revenues when products are shipped to customers. Provisions for discounts to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenue is recorded.

         Cash and Cash Equivalents:

         The Company considers highly liquid investments with a maturity of three months or less to be cash equivalents and consist primarily of interest-bearing bank accounts and short-term debt securities. As of August 31, 2002, the Company had no short-term debt securities.

         Concentration of Credit Risk:

         The Company generally extends credit to its customers, which are concentrated in the computer and electronics industries and performs ongoing credit evaluations of its customers. Typically, the Company does not require collateral. The Company routinely reviews the collectability of its accounts receivable and provides an allowance for potentially uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. At August 31, 2002, the Company provided an allowance for doubtful accounts of $80,000 including $50,000 for bad debt and $30,000 for sales returns.

         Three vendors accounted for approximately 55% of the Company's purchases for the year ended August 31, 2002. At August 31, 2002, accounts payable included an outstanding balance of approximately $114,000 owed to these three vendors.

         Inventories:

         Inventories are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

         Property, Equipment and Improvements:

         Property, equipment and improvements are valued at cost. Depreciation and amortization are provided using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lease term.

         Property, Equipment and Improvements, Continued:

         The estimated service lives of property, equipment and improvements are as follows:

         Automobile                                       5 years
         Office equipment                                 7 years
         Buildings                                       15 years
         Production equipment                             7 years
         Leasehold improvements                           3 years
         Software                                         3 years

         During the year ended August 31, 2002, the Company purchased certain assembling equipment and fixed assets and incurred certain setup cost for its System Integration Division. Such cost was being capitalized as Construction in Progress. As of August 31, 2002, the Company has not commenced the operations of this division. Accordingly, none of these capitalized costs have been depreciated for the year ended August 31, 2002.

         Intangible Assets:

         Intangible assets include customer list representing the customer accounts acquired, which is amortized on a straight-line basis over a period of five years, commencing on the date of the acquisition. Accumulated amortization was $15,212 at August 31, 2002.

         Long-Lived Assets:

         In accordance with Statement on Financial Standards ("SFAS") No. 121 "Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of," long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be realizable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of the asset, less cost to sell.

         Advertising:

         The Company expenses advertising costs when incurred. Advertising expense totaled $6,146 for the year ended August 31, 2002 and $6,612 for the period from March 27, 2001 (inception) to August 31, 2001.

         Basic and Diluted Loss Per Share:

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders less preferred dividends by the weighted average number of common shares outstanding. Diluted loss per common share is computed similarly to basic loss per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were not anti-dilutive. The Company has excluded all outstanding options and convertible debt from the calculation of diluted net loss per share because these securities are anti-dilutive. The number of outstanding shares and weighted average shares reflects a stock split of 3,866.667 to 1. As of August 31, 2002, the Company has approximately 1,060,000 common stock equivalents.

         Income Taxes:

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent upon generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         SVPC Partners, LLC was formed as a limited liability company. Under the Internal Revenue Code provisions, the members are liable for income tax on their respective shares of the Company's taxable income. In addition, SVPC Partners, LLC is subject to an $800 annual tax for California and a fee based on the Company's annual revenues. The fee ranges from $900 to $11,790, depending on the revenues.

         Fair Value of Financial Instruments:

         The carrying amount of the Company's cash and cash equivalents, accounts receivable, notes payable, accounts payable, and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

         Comprehensive Income:

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2002, the Company has no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the consolidated financial statements.

         Reporting Period:

         The Company's previous year-end was June 30. The consolidated financial statements have been prepared and presented for the year ended August 31, 2002 and the period from March 27, 2001 to August 31, 2001 as the Company elected August 31 as its year-end after the merger with Titan. Titan's previous year-end was December 31.

         Segment Reporting:

         Based on the Company's integration and management strategies, the Company operated in a single business segment. For the year ended August 31, 2002 and the period from March 27, 2001 ended August 31, 2001, all revenue has been derived from domestic operations.

         New Accounting Pronouncements:

         In July 2001, the Financial Accounting Statement Board ("FASB") issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001, be accounted for as a purchase, therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001, and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented the provisions of SFAS No. 141 and has concluded that the adoption does not have a material impact on its consolidated financial statements.

         In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement, and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination), and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented the provisions of SFAS No. 142 and has concluded that the adoption does not have a material impact on its consolidated financial statements.

         In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact to its financial position or results of operations.

(3)      Mergers and Acquisitions:

         Merger with Ventures-National, Inc.

         On August 12, 2002, Titan entered into an Agreement and Plan of Merger (the "Merger") with Titan EMS Acquisition Corp., a wholly owned subsidiary of Ventures. The Merger became effective on August 30, 2002 (after the date was closed) at which time Titan became a wholly owned subsidiary of Ventures. Under the Merger, the holders of capital stock of Titan received an aggregate of 6,880,490 shares of common stock of Ventures, representing approximately 80% of the outstanding common stock of Ventures immediately following the Merger. Upon the completion of the Merger, Titan's directors and officers became directors and officers of the merged company. In addition, each outstanding option of Titan will be converted into one Venture options.

         For accounting purposes, the Merger was accounted for as a reverse-merger, where Titan is the acquirer. Because the Merger is accounted for as a purchase of Ventures, the historical financial statements of Titan became the historical financial statements of Ventures after the Merger.

         Merger with SVPC Partners, LLC

         On August 6, 2002, prior to its merger with Ventures, and except for real estate and related obligations, Titan purchased all operating assets and assumed all operating liabilities of SVPC Partners, LLC (an affiliate company of Titan), by issuing 800,000 shares of Titan's stock to SVPC Partners, LLC. Before this acquisition, Titan had no revenue and limited operating expenses. Subsequent to the transactions, SVPC Partners, LLC owned approximately 12% of the total issued and outstanding shares of Titan, while approximately 88% of those were owned by Irrevocable Children's Trust ("ICT").

         This transaction is considered a re-capitalization where the controlling shareholder of SVPC Partners, LLC and Titan remains the controlling shareholder of the combined company after this transaction. The historical financial statements of SVPC Partners, LLC became the historical financial statements of Titan up to August 5, 2002.

         Immediately before this transaction, the net assets of Titan were immaterial to the combined balance sheet.

         Acquisition of SVPC Circuit Systems, Inc.

         On July 16, 2001, SVPC Partners, LLC purchased a substantial amount of assets and assumed liabilities of Circuit Systems, a manufacturer of PCBs, through the bankruptcy court to commence its operations. This transaction constituted a business purchase.

         SVPC Partners, LLC continued Circuit Systems' core business after the acquisition. The purchase constitutes a business acquisition and was accounted for using the purchase method of accounting. Accordingly, the operating results of this acquired business have been included in the accompanying consolidated financial statements since the date of the acquisition. The total purchase price of $5,786,397 was allocated among assets acquired and liabilities assumed based on their estimated fair values at the date of purchase. SVPC Partners, LLC acquired Circuit Systems through cash payments of $914,970 and other short-term and long-term loans totaling $4,871,427.

         Assets and liabilities are recorded at fair value. Accounts receivable, other current assets, other assets, accounts payable, and accrued expenses are recorded at the carrying values from Circuit Systems, which approximate the fair values. Inventories were valued based on the carrying values less the reduction of inventory values due to obsolescence. Land and buildings are based on the amounts stated in the appraisal. Remaining purchase price was assigned to property and equipment, which approximates fair value based on management's assessment.

         The following table presents the allocation of the purchase price to the assets acquired and liabilities assumed:

           Accounts receivable, net                    $       1,435,909
           Inventories                                           335,845
           Other current assets                                  181,533
           Land and buildings                                  1,900,000
           Property and equipment                              2,271,435
           Other assets                                           15,225
           Accounts payable and accrued expenses                (353,550)
                                                       ------------------

           Purchase price                              $       5,786,397
                                                       ==================

         Proforma results of operations as if the SVPC Circuit Systems, Inc. had been acquired at the beginning of the fiscal year are as follows:


                                                                                            2002                   2001
                                                                                            ----                   ----

               Revenue:
                 As reported                                                          $        8,321,292    $         883,487
                 Pro forma                                                            $        8,321,292    $      12,423,425

               Net income (loss):
                 As reported                                                          $       (1,730,801)   $          22,250
                 Pro forma                                                            $       (1,730,801)   $      (4,505,250)

               Basic and diluted earnings (loss) per share:
                 As reported                                                          $            ( .26)   $             .00
                 Pro forma                                                            $            ( .26)   $            (.68)


(4)      Inventories:

         Inventories as of August 31, 2002 consist of the following:

                 Raw materials                                                                              $         152,591
                 Work in process                                                                                      145,408
                                                                                                            ------------------
                                                                                                            $         297,999
                                                                                                            ==================

         At August 31, 2002, the reserve for obsolescence was $20,000.


(5) Property, equipment, and improvements:

         A summary as of August 31, 2002, is as follows:

                 Automobile                                                                               $          26,684
                 Office equipment                                                                                    16,421
                 Production equipment                                                                             2,364,594
                 Leasehold improvements                                                                              17,280
                 Software                                                                                            18,648
                 Construction in progress                                                                           454,023
                                                                                                          -----------------
                                                                                                                  2,897,650
                 Less accumulated depreciation and amortization                                                     409,449
                                                                                                          -----------------
                                                                                                          $       2,488,201
                                                                                                          =================

         Depreciation and amortization expense for property, equipment, and improvements amounted to $420,727 for the year ended August 31, 2002 and $63,572 for the period from March 27, 2001 to August 31, 2001.


(6)      Intangible Assets:

         A summary is as follows:

              Customer list                    $          65,194
              Less accumulated amortization               15,212
                                               -----------------
                                               $          49,982
                                               =================

         Amortization expense for intangible assets amounted $13,029 for the year ended August 31, 2002 and $2,183 for the period from March 27, 2001 to August 31, 2002.


  (7)    Loans and Notes Payable:

         Non-Related Parties

         In July 2001, in relation to the purchase of Circuit Systems, the Company entered a Term Loan Agreement ("Acquisition Term Loan") with the bankruptcy court in which it agreed to pay $3,269,927. The Acquisition Term Loan originally matured on November 15, 2001, and was extended until September 15, 2002. Beginning January 15, 2002, the Company made monthly payments of $25,000. The Acquisition Term Loan carried interest at 2% over prime and was secured by:
(i) all intangible assets; (ii) equipment excluding those under financing or lease arrangements; (iii) investment properties, including the shopping center owned by Ohio Investors, an affiliate of the Company; (iv) cash in bank; and (v) California real properties, including all property improvements. In August 2002, Ohio Investors, an affiliate, paid off the outstanding balance and this term loan has $0 outstanding balance as of August 31, 2002.

         In January 2002, the Company secured a non-interest bearing auto loan for $15,700 and is required to make monthly payments of $436 through February 2005. The Company expects to pay off this loan in the next 12 months; therefore, the loan was classified as short-term. As of August 31, 2002, the outstanding balance of this loan was $13,084. This loan was originally entered between SVPC Partners, LLC and the lender. The Company assumed the outstanding balance of this loan pursuant to its purchase of SVPC Partners, LLC on August 6, 2002.

         The Company had an outstanding note payable related to an equipment purchase through the bankruptcy court in July 2001. This note carried an interest rate of 6.25% and was secured by production equipment. The Company was required to make monthly payments of $12,396, including interest, through July 2002. As of August 31, 2002, this note had been repaid in full.

         Related Parties

         Before the re-capitalization between Titan and SVPC Partners, LLC on August 6, 2002, Ohio Investors, an affiliate of Titan, paid off the outstanding balance of the term loan for approximately $3,141,146. SVPC Partners, LLC sold the land and buildings to Ohio Investors for approximately $1,400,000, which reduced the amount owed to Ohio Investors to $1,741,146. The Company entered into a $1,741,146 loan agreement with Ohio Investors. At the option of Ohio Investors loan balance is convertible into 2,321,528 shares of Ventures' common stock after the merger with Ventures at a price of $0.75 per share, which approximates the fair market value per share based on the management's assessment. Based on the conversion terms, no beneficial conversion feature is included with this convertible note. According to EIFT 00-27, no discount or premium is recorded. Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 2,321,528 shares of Ventures' common stock at $0.75 per share. See the proforma financial information included in this Note reflecting the effect of this conversion.

         In June 2002, the Company entered into a loan and security agreement with Alco Financial Services, an entity owned by a member of Ventures Board of Directors. Under the terms of the agreement, the Company can borrow up to the sum of (1) 80% of the net face amount of the Company's eligible accounts receivable, plus (2) the lesser of (i) $100,000 or (ii) 50% of the eligible inventory. The loan carries an interest rate of the greater of (a) 3.5% over the prime rate or (b) interest rate at the date of the loan agreement (June 28, 2002), and matures on June 28, 2003. This loan is subject to a loan fee of $24,000 for one year and a minimum monthly interest charge of $7,500, and it is secured by all tangible assets of the Company. The Company is subject to certain restrictions and covenants. During the year ended August 31, 2002, the Company incurred and paid interest expense of $202,515. As of August 31, 2002, the outstanding balance of the loan was $733,684.

         The Company has an unsecured loan payable of $353,000 to its major shareholder. The loan is non-interest bearing and is due on demand. Subsequent to August 31, 2002, the Company converted $103,000 of the loan into 137,334 shares of Ventures' common stock at $0.75 per share. It is the Company's intention to repay the remaining $250,000 upon closing of its contemplated private equity transaction. See the proforma financial information included in this Note reflecting the effect of this conversion.

         In August 2002, the Company obtained two non-interest bearing loans payable totaling $300,000 ($150,000 each). Subsequent to August 31, 2002, the Company converted the outstanding balance of this loan into 400,000 shares of Ventures' common stock at $0.75 per share. See the proforma financial information included in this Note reflecting the effect of this conversion.

         The Company had two unsecured 10% loans payable totaling $195,735 to affiliated companies. On August 31, 2002, the Company converted the loans into 130,490 shares of its common stock at $1.5.

                         Proforma Financial Information

         Proforma balance sheet information as if the conversion of debt to equity took place at August 31, 2002 is as follows:

               Current liabilities:
                 As reported                                 $       4,460,121
                 Pro forma                                   $       2,315,975

               Working capital deficit:
                 As reported                                 $       2,733,403
                 Pro forma                                   $         589,257

               Stockholders' equity (deficit):
                 As reported                                 $        (519,857)
                 Pro forma                                   $       1,624,289


(8)      Long-Term Debt:

         A summary as of August 31, 2002, is as follows:

              Unsecured 6.25% note payable to a financing company, payable in monthly installments of $11,133, including interest,
                through May 2003                 $         252,583

                Less current maturities                    131,692
                                                 -----------------

                                                 $         120,891
                                                 =================

         A summary of the long-term debt maturities at August 31, 2002, is as follows:

              Year ending August 31,
                  2003                           $         131,692
                  2004                                     120,891
                  Thereafter                                     -
                                                 -----------------

                                                 $         252,583
                                                 =================

(9)      Obligations Under Capital Leases:

         The following is a schedule by years of future minimum lease payments required under capital lease obligations together with the present value of the net minimum lease payments, as of August 31, 2002:

              Year ending August 31,
                  2003                           $         148,422
                  2004                                     137,005
                  2005                                     137,005
                  2006                                      96,994
                  Thereafter                                     -
                                                 -----------------

              Total minimum lease payments                 519,426
              Less amounts representing interest            68,543
                                                 -----------------

              Present value of net minimum lease
                payments                                   450,883
              Less current portion                         116,078
                                                 -----------------

                                                 $         334,805
                                                 =================

         The cost of property and equipment under capitalized lease obligations was $550,000, with related accumulated depreciation and amortization of $91,667 as of August 31, 2002.

(10)     Income Taxes:

         Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly a valuation allowance, in an amount equal to the net deferred tax asset as of August 31, 2002, has been established to reflect these uncertainties. As of August 31, 2002, the deferred tax asset before valuation allowances is approximately $98,000, for federal purposes.

         Income tax provision amounted to $0 for the period ended August 31, 2002 (an effective rate of 0%). A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

         Computed tax at federal statutory rate of 34%        $      (584,000)
         Reduction for loss from SVPC Partners, LLC                   544,000
         Temporary differences allocated to SVPC
           Partners, LLC operations                                   (58,000)
         Change in valuation allowance                                 98,000
                                                              ---------------

                                                              $             -
                                                              ===============

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

         Deferred tax assets:
            Allowance for doubtful accounts                   $        27,000
            Inventory reserve                                           7,000
            Accrued vacation                                           24,000
            Net operating losses carryforwards                         40,000
                                                              ---------------

            Net deferred assets before valuation
              allowance                                                98,000
            Valuation allowance                                       (98,000)
                                                              ----------------

            Net deferred tax assets                           $             -
                                                              ===============

         At August 31, 2002, the Company has available unused net operating losses carryforwards of approximately $110,000 for federal purposes that may be applied against future taxable income and that, if unused, begin to expire in 2022.

(11)     Stock Options:

         As of August 31, 2002, the Company has not established an employee stock option plan. However, in August 2002, the Company granted 710,000 stock options to its Chief Executive Officer and Vice President of Sales. The exercise price for these options, based on the management's assessment, is equal to the fair market value of the Company's common stock at the date of grant. Options expire no later than five years from the grant date and are vested upon granted.

         Additional information with respect to the stock option activity is as follows:

                                                                                             Number         Weighed average of
                                                                                            of shares          exercise price
                                                                                          --------------      -----------------

               Outstanding at August 31, 2001                                                          -
               Granted                                                                           710,000      $    1.50
               Exercised                                                                               -              -
               Cancelled                                                                               -              -
                                                                                          --------------      ---------

               Outstanding at August 31, 2002                                                    710,000      $    1.50
                                                                                          ==============      =========

               Options exercisable at August 31, 2002                                            710,000      $    1.50
                                                                                          ==============      =========

         The following tables summarize information about stock options outstanding and exercisable at August 31, 2002:

                                             Weighted average        Outstanding                             Exercisable
               Range of         Number of       remaining in            options            Number of            options
               exercise          shares      contractual life      weighted average         shares         weighted average
                prices         outstanding         in year          exercise price        exercisable        exercise price
                ------         -----------   ----------------      ----------------       -----------      ----------------

              $    1.50         710,000              5.0              $ 1.50                 710,000            $ 1.50

         The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's consolidated financial statements because the exercise price of the Company's employee stock options equaled to the fair value of the Company's common stock on the date of grant. If under FASB Statement No. 123 (Accounting for Stock-Based Compensation) The Company determined compensation costs based on the fair value at the grant date for its stock options, net loss and loss per share would have been increased to the following pro forma amounts:

                                                              2002
                                                          ------------

               Net loss:
                 As reported                              $(1,730,801)
                 Pro forma                                $(1,811,905)

               Basic and diluted loss per share:
                 As reported                              $      (.26)
                 Pro forma                                $      (.27)

         The weighted average estimated fair value of stock options granted during 2002 was $1.5 per share, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option. The assumptions used in the Black-Scholes model for stock options granted in 2002 were as follows:

               Risk-free interest rate                          4.0%
               Expected volatility of common stock                1%
               Dividend yield                                     0%
               Expected life of options                      2 years

         The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options, therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.

(12)     Warrants:

         The warrant activities as August 31, 2002 and 2001 follow:

                                                                                                         Weighted average
                                                                                          Number                of
                                                                                        of Shares         exercise price
                                                                                      -------------        ------------

           Outstanding at March 27, 2001 (inception)                                              -        $          -
           Granted                                                                                -                   -
           Exercised                                                                              -                   -
           Cancelled                                                                              -                   -
                                                                                      -------------        ------------
           Outstanding at August 31, 2001                                                         -                   -
           Granted                                                                          350,000                2.00
           Exercised                                                                              -                   -
           Cancelled                                                                              -                   -
                                                                                      -------------        ------------

           Outstanding at August 31, 2002                                                   350,000        $       2.00
                                                                                      =============        ============

           Warrants exercisable at August 31, 2001                                                -        $          -
                                                                                      =============        ============

           Warrants exercisable at August 31, 2002                                          350,000        $       2.00
                                                                                      =============        ============

         The following tables summarize information about warrants outstanding and exercisable at August 31, 2002:

                                                 Weighted average        Weighted                               Weighted
                                  Number of         contractual          Average           Number of             Average
           Range of exercise        shares             life         exercise price of       shares         exercise price of
                 prices          outstanding          in year      outstanding warrants  exercisable     exercisable warrants
           -----------------    ------------    -----------------  --------------------  -----------     --------------------
                 $ 2.00            350,000              2.0               $ 2.00            350,000              $ 2.00

         In August 2002, the Board of Directors approved and issued 350,000 warrants at an exercise price of $2.00 per share. The Company recognized expense of $13,396. The fair value of the warrants was determined using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends, (ii) a risk free interest rate of 4%, (iii) expected volatility of 50%, and (iv) an expected life of two years.

(13)     Retirement Plan:

         The Company has not established a 401(k) plan for the benefits of employees and therefore made no contributions for the year ended August 31, 2002 or for the period from March 27, 2001 to August 31, 2001.


(14)     Commitments:

         The Company leases its facility. The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of August 31, 2002:

                                        Real estate               Other                 Total
                                        -----------               -----
       Year ending August 31,
           2003                      $         400,374        $               -     $         400,374
           2004                                435,787                        -               435,787
           2005                                438,693                        -               438,693
           2006                                352,934                        -               352,934
           2007                                406,887                        -               406,887
           Thereafter                          622,364                        -               622,364
                                     -----------------        -----------------     -----------------

                      Total          $       2,657,039        $               -     $       2,657,039
                                     =================        =================     =================

         All leases expire prior to January 2009. Real estate taxes, insurance, and maintenance expenses are obligations of the Company. Rent expense totaled $309,614 for the year ended August 31, 2002 and $19,570 for the period from March 27, 2001 to August 31, 2002.

         In May 2001, the Company entered into a consulting agreement with a related party. Under the agreement, this related party will provide consulting services to The Company and will receive $9,000 in monthly consulting fees. The agreement was terminated in August 2002. During the year ended August 31, 2002, the Company incurred $108,000 and paid $99,000 of consulting fees to this related party.

         In July 2002, the Company entered into an at-will employment agreement with its Vice President of Sales ("VPS") that allows for either The Company or the VPS to terminate employment at any time. Under the at-will employment agreement, the Company will pay a base annual salary plus bonuses, which are based on achieving certain monthly sales quotas and normal employee benefits. This at-will employment agreement is for a term of five years from the date of the agreement. In the event the VPS is terminated without cause, the Company will pay three (3) months of base salary as severance and continuation of normal employee benefits during the three (3) month severance period. In addition, the Company has granted vested options to purchase up to 360,000 shares of the Company's common stock at $1.50 per share.

         In August 2002, the Company entered into a consulting agreement with several consultants for legal service. Under the terms of the agreement, the Company will issue 300,000 shares (including 100,000 S-8 shares and 200,000 restricted shares) of the Company's common stock for legal service for a period of 90 days after August 30, 2002.

         In August 2002, the Company entered into a consulting agreement with a consultant for legal service. Under the terms of the agreement, the Company will issue 100,000 S-8 shares of the Company's common stock for consulting service after the merger with Titan.

         In August 2002, the Company entered into an at-will employment agreement with its Chief Executive Officer ("CEO") that allows for either The Company or the CEO to terminate employment at any time. This at-will employment agreement is for a term of five years from the date of the agreement. Under the agreement, the CEO will receive a minimum salary and normal employee benefits. In addition, the Company has agreed to maintain a term life insurance policy $4,000,000, which, in the event of death of the CEO, the CEO's spouse and The Company will be equal beneficiaries. In the event the CEO is terminated without cause, the Company will pay three (3) months of salary as severance and continuation of normal employee benefits during the three (3) months severance period. In addition, the Company has granted vested options to purchase up to 350,000 shares of the Company's common stock at $1.50 per share.

         In July 2001, SVPC Partners, LLC entered an at-will employment agreement with an employee. Under the at-will agreement, the Company will pay this employee base salary. In addition, SVPC Partners, LLC has given 5% of the Company's interest as compensation. During the year ended August 31, 2002, this employment agreement was terminated and three shareholders agreed to acquire this former employee's shares for approximately $47,000.

(15)     Non-Recurring Cost:

         Merger Cost

         During the year ended August 31, 2002, the Company incurred expense of $420,611 related to the merger with Ventures. The cost includes primarily legal and consulting fees.

         Other Non-Recurring Cost

         Non-recurring cost also includes certain non-capitalized costs related to setting up its System Integration Division (SID) totaling approximately $117,920.

  (16)   Subsequent Events (Unaudited):

         From the period of September 2002 to November 2002, the Company received approximately $1,200,000 from a private equity transaction. Such funds received to date and further amounts to be raised in the private equity transaction, net of certain professional fees, are to be used for Titan's operations and investment in capital assets. See Note 1 "Organization, Merger Activity and Basis of Presentation."

         Subsequent to August 31, 2002, the Company converted a total of $2,144,146 outstanding loan balance to common stock. See Note (7) for proforma financial information if the conversion took place as of August 31, 2002.

57



                                3,409,987 Shares

                         VENTURES-NATIONAL INCORPORATED

                                  Common Stock

                               ------------------

                                   PROSPECTUS
                                January ___, 2003

                               ------------------





Until [__________], 2003, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, the Company may in its discretion provide such indemnification upon a determination by either the Board of Directors of the Company, independent legal counsel on a written opinion, or by the stockholders of the Company by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to the best interests of the Company and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees                                                      $ 2,157
Transfer Agent Fees                                                    $ 1,000
Costs of Printing and Engraving                                        $ 1,000
Legal Fees                                                             $50,000
Accounting Fees                                                        $25,000
                                                                       -------
         Total Estimated Costs of Offering                             $79,157



                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is a summary of issuances by the Company and its predecessor. For purposes of the following summary, references to "Titan" shall mean "Titan EMS, Inc." and references to the "Company", "we" or "our" shall mean "Ventures-National Incorporated".

         Effective February 22, 2002, we effected a reverse split of our outstanding Common Stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of Common Stock to 99,211 shares.

         Effective July 29, 2002, pursuant to a Consulting Agreement among the Company, Jenson Services, Inc. and certain individual consultants named therein, we agreed to issue an aggregate of 300,000 shares of our Common Stock to certain consultants, of which 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002.

         On July 29, 2002, we issued 100,000 shares of Common Stock to Mr. Robert Ciri, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. These 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002.

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company Common Stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services.

         On August 6, 2002, Titan issued 800,000 shares of Titan common stock to SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), in consideration of SVPC's contribution of certain assets and assignment of certain liabilities pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities.

         On August 12, 2002, Titan issued a promissory note in a private placement transaction to an investor in the principal amount of $150,000 due September 30, 2002 with an interest rate of 12% per annum. On September 12, 2002, we repaid the principal and accrued interest of this promissory note through the issuance of 200,000 shares of Common Stock, which shares were sold as part of our private placement offering commenced upon effectiveness of the Merger (as defined below), after giving effect to the repricing thereof.

         On August 12, 2002, Titan granted to Mr. Louis George options to purchase up to 350,000 shares of Titan common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions.

         Effective as of August 12, 2002, Titan granted to Mr. Stephen Saul Kennedy, its executive vice president-sales, options to purchase up to 360,000 shares of Titan common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions.

         Effective as of August 12, 2002, Titan issued 50,000 restricted shares of its common stock to Louis George at $1.50 per share in consideration of his contribution of certain assets and assignment of certain liabilities to Titan pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities dated as of August 6, 2002.

         On August 12, 2002, Titan issued 100,000 restricted shares of Common Stock to a former Executive Vice President and consultant to Titan who resigned as an officer of Titan in June 2002, in compensation for consultancy services rendered. These 100,000 shares were registered under Form S-8 filed with the Securities and Exchange Commission on September 5, 2002.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan, converted indebtedness owed by Titan into shares of Titan common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively.

         On August 30, 2002 (the "Effective Time"), through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan through an exchange of our Common Stock pursuant to an Agreement and Plan of Merger (the "Merger") resulting in the issuance of 6,880,490 restricted shares of Common Stock to the stockholders of Titan.

         Upon the effectiveness of the Merger, we commenced a private placement (the "Private Placement") offering of units (each, a "Unit"), each Unit being comprised of one share of Company Common Stock and a 5-year warrant to purchase one share of Common Stock at an exercise price of $1.50 per share. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of Common Stock (without Common Stock purchase warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the private placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of Common Stock at $0.75 per share. The Private Placement was closed on January 9, 2003. We sold an aggregate 2,791,234 shares of Common Stock in the Private Placement for aggregate proceeds of $2,093,426.

         Immediately after the Effective Time, each of Ohio Investors of Wisconsin LLC ("Ohio Investors") and Irrevocable Children's Trust ("ICT") converted certain outstanding indebtedness of Titan into shares of our Common Stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of Common Stock to Ohio Investors and 68,667 shares of Common Stock to ICT. The conversion price at which Ohio Investors and ICT agreed to convert their our indebtedness into shares of our Common Stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of ICT and Ohio Investors to provide for the issuance of 1,160,764 additional restricted shares to Ohio Investors and 68,667 additional restricted shares of Common Stock to ICT, to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002.

         On September 10, 2002, we issued 50,000 shares of Common Stock to Dunlap & Kieft, Inc. in exchange for consulting services pursuant to an agreement of September 10, 2002. On January 9, 2003 we issued an additional 50,000 shares of Common Stock to Dunlap & Kieft, Inc., upon receipt from them of a research report commissioned pursuant to the same consulting agreement.

         On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of Common Stock to employees of Titan in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant.

         In October 2002, we agreed to issue Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of Common Stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of Common Stock underlying the warrants. This warrant was issued on January 9, 2003.

         On November 7, 2002, we issued 120,000 shares of Common Stock to R.F. Lafferty & Co., Inc., in exchange for consulting services.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of Common Stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services.

         The above transactions were issued without registration under the Securities Act as amended, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of Regulation D promulgated thereunder.

                                    EXHIBITS


                                 EXHIBIT INDEX


Exhibit Number             Description

         3                 Articles of Incorporation and By-Laws.

         3.1               Certificate of Incorporation of Ventures-National Incorporated, as amended. (1)

         3.2               By-Laws of Ventures-National Incorporated, as amended.(1)

         5                 Opinion re legality

         5.1               Legal opinion of Reitler Brown LLC(2)

         10                Material Contracts:

         10.1              Agreement  and Plan of Merger,  dated as of August  12,  2002,  among  Ventures-National
                           Incorporated, Titan EMS Acquisition Corporation, and Titan EMS, Inc. (3)

         10.2              Contribution  Agreement  dated as of August 6, 2002,  by and between Titan EMS, Inc. and
                           SVPC Partners, LLC. (3)

         10.3              Contribution  Agreement  dated as of August 6, 2002 by and between  Titan EMS,  Inc. and
                           Louis George. (3)

         10.4              Employment  Agreement  dated as of August 6, 2002 by and  between  Titan EMS,  Inc.  and
                           Louis George. (3)

         10.5              Employment  Agreement  dated as of August 12, 2002 by and between  Titan EMS,  Inc.  and
                           Stephen Saul Kennedy. (3)

         10.6              Consulting  Agreement  dated  as of  July  29,  2002  by and  between  Robert  Ciri  and
                           Ventures- National Incorporated. (3)

         10.7              Consulting  Agreement  dated  as of July  29,  2002,  by and  among  Ventures-  National
                           Incorporated,  Jenson  Services,  Inc.,  Duane S. Jenson,  Jeffrey D. Jenson,  Travis T.
                           Jenson,  Thomas J.  Howells,  Jeffrey  D.  Jensen,  Leonard W.  Burningham  and James P.
                           Doolin. (3)

         10.8              Consulting  Agreement  dated  as of July  29,  2002 by and  between  Ventures-  National
                           Incorporated and STAR Associates, LLC. (3)

         10.9              Financial  Advisory  Agreement  dated  as of  July  29,  2002 by and  between  Ventures-
                           National Incorporated and STAR Associates, LLC. (3)



         10.10             Letter  Agreement  dated  August 26, 2002 by and  between  Titan EMS,  Inc.  and Phoenix
                           Business Trust. (3)

         10.11             Letter  Agreement  dated August 26, 2002 by and between  Titan EMS, Inc. and Forest Home
                           Investors I, LLC. (3)

         10.12             Indemnification  Agreement  dated  August  19,  2002  by and  among  Ventures-  National
                           Incorporated, Titan EMS and Jenson Services, Inc. (3)

         10.13             Option  Agreement  dated  as  of  August  22,  2002  by  and  among  Ventures-  National
                           Incorporated,  Jenson  Services,  Inc.,  Duane S. Jenson,  Jeffrey D. Jenson,  Travis T.
                           Jenson, Thomas J. Howells,  James P. Doolin,  Leonard W. Burningham,  Esq. and Interwest
                           Transfer Company. (4)

         10.14             Consulting  Agreement,  dated as of May 1, 2001,  between SVPC  Partners,  LLC and Frank
                           Crivello. (5)

         10.15             Letter Agreement,  dated August 30, 2002,  between Ventures-  National  Incorporated and
                           Irrevocable Children's Trust. (6)

         10.16             Letter Agreement,  dated August 30, 2002,  between Ventures-  National  Incorporated and
                           Ohio Investors of Wisconsin LLC. (6)

         10.17             Warrant, dated November 15, 2002, issued to William Mark. (7)

         10.18             Form of Warrant, dated as of January 9, 2003, to be issued to Reitler Brown LLC. (8)

         10.19             Agreement,  dated as of September 10, 2002, between  Ventures-National  Incorporated and
                           Dunlap & Kieft. (7)

         10.20             Form of Agreement, dated as of November 7, 2002, between Ventures-National Incorporated and R.L.
                           Lafferty & Co., Inc. (7)

         21                Subsidiaries of the Registrant.

                           Titan  EMS,   Inc.,  a  Delaware   corporation,   is  a   wholly-owned   subsidiary   of
                           Ventures-National Incorporated.

         23                Consent of Independent Certified Public Accountant.


         (1) Previously filed and incorporated herein by reference to our Annual Report on Form 10-KSB, dated September
                           29, 2000.

         (2)               To be filed as an amendment to this SB-2

         (3)               Previously filed and incorporated herein by reference to our Current Report on Form
                           8-K, dated August 30, 2002, and filed on September 4, 2002.



         (4) Previously filed and incorporated herein by reference to our Current Report on Form 8-K dated August 30,
                           2002, and filed on September 4, 2002, and as amended in our Current Report on Form 8-K, dated September
                           11, 2002.

         (5) Previously filed and incorporated herein by reference to the Registration Statement on Form S-8, dated
                           August 14, 2002, and filed on September 5, 2002.

         (6)               Previously filed and incorporated herein by reference to the 8-K Current Report dated
                           September 11, 2002, and as amended in the Current Report on Form 8-K, dated December
                           9, 2002.

         (7)               Previously filed and incorporated herein by reference to the 10-KSB Annual report filed December 12, 2002.

         (8)               Previously filed an incorporated herein by reference to the 10QSB Quarterly Report filed January 16, 2002.


                                  UNDERTAKINGS

     We undertake to:

     (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form SB-2 and authorized this registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on the __ of January 2003.


                                    VENTURES-NATIONAL INCORPORATED


                                    ------------------------------------
                                    By: Louis George, President and CEO and
                                    Interim Chief Financial Officer and Director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date


/s/ Louis George                President and CEO and           January 23, 2003
-------------------------       Interim Chief Financial
By: Louis George                Officer and Director


/s/ David Marks                 Director                        January 23, 2003
-------------------------
By: David Marks

/s/ Robert I. Weisberg          Director                        January 23, 2003
-------------------------
By: Robert I. Weisberg